                                  $175,000,000








                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  dated as of


                                  May 19, 2000


                                     among


                             JDN REALTY CORPORATION


                            The Banks Listed Herein


                                      and


                              WACHOVIA BANK, N.A.,


                                    as Agent

                               TABLE OF CONTENTS


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


ARTICLE I DEFINITIONS.............................................................................................    1

     Section 1.01          Definitions............................................................................    1

     Section 1.02          Accounting Terms and Determinations...................................................    16

     Section 1.03          References............................................................................    16

     Section 1.04          Use of Defined Terms..................................................................    16

     Section 1.05          Terminology...........................................................................    16

ARTICLE II THE CREDITS...........................................................................................    16

     Section 2.01          Commitments to Lend...................................................................    16

     Section 2.02          Method of Borrowing Loans.............................................................    17

     Section 2.03          Notes.................................................................................    19

     Section 2.04          Maturity of Loans.....................................................................    19

     Section 2.05          Interest..............................................................................    19

     Section 2.06          Fees..................................................................................    21

     Section 2.07          Optional Termination or Reduction of Commitments......................................    21

     Section 2.08          Mandatory Reduction and Termination of Commitments....................................    21

     Section 2.09          Optional Prepayments..................................................................    21

     Section 2.10          Mandatory Prepayments.................................................................    22

     Section 2.11          General Provisions as to Payments.....................................................    22

     Section 2.12          Computation of Interest and Fees......................................................    23

ARTICLE III CONDITIONS TO CLOSING AND BORROWINGS.................................................................    23

     Section 3.01          Conditions to Closing and Initial New Advances........................................    23

     Section 3.02          Conditions to All Borrowings..........................................................    25

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................    26

     Section 4.01          Corporate Existence and Power.........................................................    26


     Section 4.02          Corporate and Governmental Authorization; No Contravention............................    26

     Section 4.03          Binding Effect........................................................................    26

     Section 4.04          Financial Information.................................................................    26

     Section 4.05          No Litigation.........................................................................    27

     Section 4.06          Compliance with ERISA.................................................................    27

     Section 4.07          Compliance with Laws; Payment of Taxes................................................    27

     Section 4.08          Guarantors and Subsidiaries...........................................................    27

     Section 4.09          Investment Company Act................................................................    27

     Section 4.10          Public Utility Holding Company Act....................................................    27

     Section 4.11          Ownership of Property.................................................................    28

     Section 4.12          No Default............................................................................    28

     Section 4.13          Full Disclosure.......................................................................    28

     Section 4.14          Environmental Matters.................................................................    28

     Section 4.15          Capital Stock.........................................................................    28

     Section 4.16          Margin Stock..........................................................................    29

     Section 4.17          Insolvency............................................................................    29

     Section 4.18          Insurance.............................................................................    29

     Section 4.19          Real Estate Investment Trust..........................................................    29

ARTICLE V COVENANTS..............................................................................................    29

     Section 5.01          Information...........................................................................    29

     Section 5.02          Inspection of Property, Books and Records.............................................    31

     Section 5.03          Maintenance of Existence..............................................................    31

     Section 5.04          Dissolution...........................................................................    31

     Section 5.05          Consolidations, Mergers and Sales of Assets...........................................    31

     Section 5.06          Use of Proceeds.......................................................................    32

     Section 5.07          Compliance with Laws; Payment of Taxes................................................    33

     Section 5.08          Insurance.............................................................................    33


     Section 5.09          Change in Fiscal Year.................................................................    33

     Section 5.10          Maintenance of Property...............................................................    33

     Section 5.11          Environmental Notices.................................................................    33

     Section 5.12          Environmental Matters.................................................................    33

     Section 5.13          Environmental Release.................................................................    33

     Section 5.14          Transactions with Affiliates..........................................................    33

     Section 5.15          Restricted Payments and Debt Repurchases..............................................    34

     Section 5.16          Loans or Advances.....................................................................    34

     Section 5.17          Investments...........................................................................    34

     Section 5.18          Restrictions on Ability of Guarantors to Pay Dividends................................    35

     Section 5.19          Ratio of Total Consolidated Liabilities to Gross Asset Value..........................    35

     Section 5.20          Ratio of Total Secured Debt to Gross Asset Value......................................    35

     Section 5.21          Ratio of EBITDA to Consolidated Interest Expense......................................    35

     Section 5.22          Guarantees............................................................................    35

     Section 5.23          Ownership.............................................................................    35

     Section 5.24          Status as a REIT......................................................................    36

     Section 5.25          Guaranty by the Initial Guarantors; New Subsidiaries to Become Guarantors.............    36

     Section 5.26          Ratio of EBITDA to Consolidated Fixed Charges.........................................    36

     Section 5.27          Collateral............................................................................    36

     Section 5.28          Financial Adviser.....................................................................    38

     Section 5.29          Identification of Sources; Projection of Sources and Uses of Funds....................    38

ARTICLE VI DEFAULTS..............................................................................................    38

     Section 6.01          Events of Default.....................................................................    38

     Section 6.02          Notice of Default.....................................................................    40

ARTICLE VII THE AGENT............................................................................................    41

     Section 7.01          Appointment; Powers and Immunities....................................................    41


     Section 7.02          Reliance by Agent.....................................................................    42

     Section 7.03          Defaults..............................................................................    42

     Section 7.04          Rights of Agent and its Affiliates as a Bank..........................................    42

     Section 7.05          Indemnification.......................................................................    42

     Section 7.06          Consequential Damages.................................................................    43

     Section 7.07          Payee of Note Treated as Owner........................................................    43

     Section 7.08          Nonreliance on Agent and Other Banks..................................................    43

     Section 7.09          Failure to Act........................................................................    43

     Section 7.10          Resignation or Removal of Agent.......................................................    43

ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION...............................................................    44

     Section 8.01          Basis for Determining Interest Rate Inadequate or Unfair..............................    44

     Section 8.02          Illegality............................................................................    44

     Section 8.03          Increased Cost and Reduced Return.....................................................    44

     Section 8.04          Base Rate Loans Substituted for Euro-Dollar Loans.....................................    45

     Section 8.05          Compensation..........................................................................    46

ARTICLE IX MISCELLANEOUS.........................................................................................    46

     Section 9.01          Notices...............................................................................    46

     Section 9.02          No Waivers............................................................................    46

     Section 9.03          Expenses; Documentary Taxes...........................................................    46

     Section 9.04          Indemnification.......................................................................    47

     Section 9.05          Setoff; Sharing of Setoffs............................................................    47

     Section 9.06          Amendments and Waivers................................................................    48

     Section 9.07          No Margin Stock Collateral............................................................    48

     Section 9.08          Successors and Assigns................................................................    48

     Section 9.09          Confidentiality.......................................................................    50

     Section 9.10          Representation by Banks...............................................................    50

     Section 9.11          Obligations Several...................................................................    50


     Section 9.12          Georgia Law...........................................................................    50

     Section 9.13          Severability..........................................................................    50

     Section 9.14          Interest..............................................................................    50

     Section 9.15          Interpretation........................................................................    50

     Section 9.16          Waiver of Jury Trial; Consent to Jurisdiction.........................................    50

     Section 9.17          Counterparts..........................................................................    50

     Section 9.18          Source of Funds--ERISA................................................................    50



EXHIBIT A-1                Form of Syndicated Loan Note
EXHIBIT A-2                Form of Swing Loan Note
EXHIBIT B                  Form of Opinion of Counsel for the Borrower and Initial Guarantors
EXHIBIT C                  Form of Opinion of Special Counsel for the Agent
EXHIBIT D                  Form of Assignment and Acceptance
EXHIBIT E                  Form of Notice of Borrowing
EXHIBIT F                  Form of Compliance Certificate
EXHIBIT G                  Form of Closing Certificate
EXHIBIT H                  Form of Officer's Certificate for Borrower
EXHIBIT I                  Form of Borrowing Base Certificate
EXHIBIT J                  List of Borrowing Base Properties (including Initial Borrowing Properties)
EXHIBIT K                  Form of Guaranty
EXHIBIT L                  Form of Contribution Agreement
EXHIBIT M                  Form of Mortgage
EXHIBIT N                  Form of Assignment of Leases and Rents
EXHIBIT O                  Form of Financing Statement Attachment
EXHIBIT P                  Form of Hazardous Materials Indemnification Agreement
Schedule 4.08              Subsidiaries

Schedule 4.14              Environmental Matters
Schedule 5.16              Existing Loans and Advances
Schedule 5.17              Existing Investments
Schedule 5.22              Existing Guarantees

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 19, 2000 among JDN Realty Corporation, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A. (as successor in interest to Wachovia of Georgia, N.A.), as Agent.

                  WHEREAS, the Borrower, the Banks and the Agent are party to that certain Credit Agreement by and between the Borrower, the Banks and the Agent dated as of September 2, 1998, as amended by First Amendment to Credit Agreement dated as of June 18, 1999 (the "Existing Credit Agreement") and desire to amend and restate the Existing Credit Agreement, including, among other things, (i) amendments to provide for a reduction of the Commitments to an aggregate total of $175,000,000, to add provisions for Swing Loans, to delete the provisions for Money Market Loans, to change the provisions for determining the Applicable Margin, to add additional conditions to Borrowings and to provide for Collateral, and (ii) to waive certain Events of Default under the Existing Agreement;

                  The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder and in its capacity as the Collateral Agent, and its successors and permitted assigns in such capacities.

                  "Agreement" means this Second Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

                  "Anchor Tenants" means Wal-Mart Stores, Inc. and Lowe's Companies, Inc. and their respective Affiliates.

                  "Anchor Tenant Agreements" means, with respect to each Anchor Tenant, all Leases, purchase agreements or letters of intent to acquire property between the Borrower and such Anchor Tenant.

                  "Anchor Tenant Settlement Agreement" means a settlement agreement, in form and substance as furnished to the Agent and the Banks prior to the Closing Date, between the Borrower, the

Anchor Tenants and Wal-Mart Real Estate Business Trust, among other things providing for an Anchor Tenant Settlement Payment in an aggregate amount not exceeding $10,000,000.

                  "Anchor Tenant Settlement Payment" means a cash payment payable to the Anchor Tenants pursuant to and at the closing of the Anchor Tenant Settlement Agreement.

                  "Applicable Margin" has the meaning set forth in Section 2.05(a).

                  "Arranger" means Wachovia Securities, Inc.

                  "Arranger's Letter Agreement" means that certain letter agreement, dated as of April 28, 2000, among the Borrower, the Arranger and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

                  "Assignee" has the meaning set forth in Section 9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                  "Assignment of Rents and Leases" means, for each Borrowing Base Property, an Assignment of Rents and Leases, signed by the Borrower or a Guarantor, as applicable, granting and conveying the Agent, for the ratable benefit of the Banks, a first priority assignment of leases and rents with respect to such Borrowing Base Property to secure the Secured Obligations, subject only to Permitted Encumbrances, the form of which for use in the State of Georgia being attached hereto as Exhibit N, with such form being modified as appropriate for any other state in which the relevant Borrowing Base Property is located, as amended or supplemented from time to time.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or
(ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Borrowing" means a Borrowing consisting of Base Rate Loans.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or
Article VIII, as applicable.

                  "Base Rent" means, with respect to any Lease, minimum periodic contractual rent payable thereunder, excluding reimbursement or recovery of common area maintenance or other property operating expenses and excluding percentage rent.

                  "Borrower" means JDN Realty Corporation, a Maryland corporation, and its successors and its permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks in the case of a Syndicated Borrowing, which may be a Base Rate

Borrowing or a Euro-Dollar Borrowing or (ii) Swing Loans made to the Borrower by Wachovia, in each case pursuant to Article II. A Borrowing is a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01(a) or a "Swing Loan Borrowing" if such Loans are made pursuant to Section 2.01(b).

                  "Borrowing Base" means the sum for all Borrowing Base Properties of the following amounts determined for each Borrowing Base Property, as determined by reference to the most recent Borrowing Base Certificate furnished pursuant to Section 3.01 or Section 5.01(i), as applicable, such amount being equal to the product of (x) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, times (y) 4 (which is the annualization factor), divided by 0.10 (which is the capitalization rate), times (z) 0.60 (which is the advance rate).

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit I, duly executed by an authorized officer, setting forth in reasonable detail the calculations for each component of the Borrowing Base.

                  "Borrowing Base Property" means any retail Property which is:
(i) subject to Security Documents which (other than the Hazardous Materials Indemnity Agreement) have been filed of record in the applicable recording office, with all filing and recording costs and taxes paid; (ii) not subject to an Other Mortgage; (iii) at least 80% leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of Base Rent has commenced); (iv) at least 80% (or 68%, as to the Property shown on Exhibit J as no. 175, Pepperell Corners, located in Opelika, Alabama) occupied by tenants which have accepted the premises and signed (together with the landlord) a Lease, and with respect to which the date for the commencement of payment of Base Rent has been established; and (v) either (a) listed on Exhibit J on the Closing Date or (b) has been approved as a Borrowing Base Property by the Required Banks, at the request of the Borrower, taking into account the following information concerning the Property provided to the Agent and the Banks by the Borrower: a physical description, applicable environmental reports, information regarding its age, location and occupancy, an operating statement and rent roll for the most recent Fiscal Quarter, an operating budget for the current Fiscal Year and such other information as the Agent may reasonably request, and listed on a revised Exhibit J pursuant to Section 5.27(b).

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Entity (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means May 19, 2000.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Collateral" means the Borrowing Base Properties and all other assets subject to the Security Documents.

                  "Collateral Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Collateral Agent for the Banks under the Security Documents, and its successors and permitted assigns in such capacities.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and
(ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated Entity" means at any date any Person the accounts of which, in accordance with GAAP, are consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Fixed Charges" means, for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) Consolidated Interest Expense for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters, plus (ii) all dividends paid or declared but not yet paid by the Borrower on preferred stock during the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters, plus (iii) the aggregate amount of scheduled principal amortization paid in the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters as reflected on the Borrower's most recent quarterly financial statement submitted to the Banks, but excluding any principal payments under this Agreement or any other agreement pertaining to revolving debt permitted under Section 5.23, and excluding any balloon payments on other Debt.

                  "Consolidated Interest Expense" for any period means, interest expensed in respect of Debt of the Borrower and its Consolidated Subsidiaries and the Guarantors.

                  "Consolidated Liabilities" means the sum of (i) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries and the Guarantors, and (ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock.

                  "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries and the Guarantors determined on a consolidated basis, but excluding (i) extraordinary items and
(ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                  "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Construction in Progress" means, for any retail Property, calculated on a consolidated basis for the Borrower and the Guarantors, the sum of (x) construction-in-progress as shown from time to time on the books and records of the Borrower and the Guarantors, maintained in accordance with GAAP, plus (y) the book value, calculated in accordance with GAAP, of any Property that (i) previously constituted construction-in-progress and (ii) has not yet become a Stabilized Property.

                  "Continued Funding Agreement" means the Agreement for Continued Funding dated March 2, 2000, but effective as of February 14, 2000 among the Borrower, JDN DCI, the Agent and the Banks.

                  "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of Exhibit L to be executed by the Borrower and by the Initial Guarantors on the Closing Date and by each of the Guarantors pursuant to Section 5.25.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                  "Development SPE" means a special purpose entity approved by the Required Banks (which approval shall not be unreasonably withheld or delayed) formed by an unrelated party for the purpose of owning and developing property which may be purchased by the Borrower, any Guarantor or an Affiliate thereof and borrowing money for such purpose, which entity shall be restricted pursuant to its articles of incorporation from engaging in any business other than owning and developing property, and activities incidental thereto, and from incurring any Debt, other than Replacement Property Development Loans and other Debt incidental thereto.

                  "Dividends" means for any period the sum of all dividends and other distributions paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and the Guarantors, at the end of each Fiscal Quarter, for the applicable measuring period: (i) Consolidated Net Income (but adjusted to add back the amount of the Anchor Tenant Settlement Payment that is accounted for as an expense in the applicable period); plus (ii) Consolidated Interest Expense; plus (iii) taxes on income; plus (iv) depreciation; plus (v) amortization; plus (vi) other non-cash charges.

                  "Enforcement Costs" has the meaning set forth in the Mortgages.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Borrowing" means a Borrowing consisting of Euro-Dollar Loans.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.05(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Existing Credit Agreement" has the meaning set forth in the Recitals hereof.

                  "Existing Credit Agreement Agent's Letter Agreement" means that certain letter agreement date as of March 13, 1997, between the Borrower and the Agent.

                  "Existing Credit Agreement Events of Default" means the "Existing Events of Default" (as defined in the Continued Funding Agreement), and any Event of Default which may arise out of facts determined by the special committee of the board of directors of the Borrower investigating the matters described in the Continued Funding Agreement and related matters and disclosed to the Agent and the Banks on or before the Closing Date.

                  "Existing Mortgage Defaulted Debt" means the Debt of the Borrower or any Subsidiary which is subject to an Other Mortgage and described in writing to the Agent and the Banks prior to the Closing Date, as to which the holder of such Debt may allege the existence of certain non-monetary events of default under the agreements pertaining thereto, but which Existing Mortgage Defaulted Debt has not been accelerated as a result thereof as of the Closing Date.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                  "Final Borrowing Base Property Perfection Date" means the date on which the Security Documents have been executed and delivered, and the Security Documents (other than the Hazardous Materials Indemnity Agreement) have been filed of record in the applicable recording office, with all filing and recording costs and taxes paid, on each Property described on Exhibit J.

                  "Financing Statement" means, for each Borrowing Base Property, a Uniform Commercial Code financing statement suitable for use in the state in which such Borrowing Base Property is located, signed by the Borrower or a Guarantor, as applicable, the form of attachment thereto being attached hereto as Exhibit O, together with any related notice filing required by the law of such state, in each case as amended or supplemented from time to time.

                  "Fiscal Month" means any fiscal month of the Borrower.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower and the Guarantors.

                  "GAAP" means generally accepted accounting principles applicable in the United States of America applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Gross Asset Value" means, on a consolidated basis for the Borrower and the Guarantors, the sum of (without duplication with respect to any Property):

                  (i) an amount equal to the product of (w) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, times (x) 4 (which is the annualization factor), divided by (y) 0.10 (which is the capitalization rate), times (z) 0.60 (which is the advance rate), from each Property owned by the Borrower or any Guarantor for at least one Fiscal Quarter; plus

                  (ii) an amount equal to the book value as of the last day of the month just ended prior to the date of determination of Property owned by the Borrower or any Guarantor for less than a Fiscal Quarter; plus

                  (iii) the book value of Construction in Progress on the last day of the Fiscal Quarter just ended; plus

                  (iv) the aggregate amount of all (x) unrestricted cash and accounts receivable which are not past due of the Borrower and the Guarantors and (y) restricted cash held by a Qualified Intermediary on behalf of the Borrower or any Guarantor, plus

                  (v) the aggregate principal amount outstanding of all Replacement Property Development Loans as to which the development of the relevant property is controlled by the Borrower, a Guarantor or an Affiliate thereof.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means any one, or more or all, as the context shall require, of the Initial Guarantors and any Significant Subsidiary or other Subsidiary which becomes a Guarantor pursuant to Section 5.25 (subject to the provisions of the last sentence of Section 5.05).

                  "Guaranty" means the Guaranty Agreement in substantially the form of Exhibit K to be executed by the Initial Guarantors on the Closing Date and by each of the other Guarantors as required by and pursuant to Section 5.25, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and
(e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Hazardous Materials Indemnity Agreement" means, for each Borrowing Base Property, a Hazardous Materials Indemnity Agreement, signed by the Borrower or a Guarantor, as applicable, in the form attached hereto as Exhibit P, as amended or supplemented from time to time.

                  "Initial Borrowing Base" means the Borrowing Base, but measured only with respect to the Initial Borrowing Base Properties.

                  "Initial Borrowing Base Property" means each Property described on Exhibit J as an Initial Borrowing Base Property.

                  "Initial Borrowing Base Property Perfection Date" means the date on which the Security Documents have been executed and delivered, and the Security Documents (other than the Hazardous Materials Indemnity Agreement) have been filed of record in the applicable recording office, with all filing and recording costs and taxes paid, on each Initial Borrowing Base Property.

                  "Initial Guarantors" means JDN DCI, JDN AL, JDN Holdings and JDN LP.

                  "Initial New Advances" means Syndicated Loans and Swing Loans actually advanced on and after the Initial Borrowing Base Property Perfection Date (excluding Refunding Loans pertaining to Loans made under the Existing Credit Agreement and having Interest Periods terminating after the Closing
Date) and prior to the Final Borrowing Base Property Perfection Date.

                  "Interest Period" means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, or assumption of any obligation of such Person or otherwise.

                  "JDN AL" means JDN Realty AL, Inc., an Alabama corporation.

                  "JDN DCI" means JDN Development Company, Inc., a Delaware corporation.

                  "JDN Holdings" means JDN Realty Holdings, L.P., a Georgia limited partnership.

                  "JDN LP, Inc." means JDN Realty, LP, Inc., a Delaware corporation.

                  "JDN Venture" means any Person formed by the Borrower or any Consolidated Entity: (i) which is not a Consolidated Entity and (ii) in which the Borrower or such Consolidated Entity owns either (x) 50% or more of the beneficial interests therein, but does not have "control" thereof within the meaning set forth in the definition of Affiliate, or (y) 20% or more of the beneficial interests therein, but does have control thereof.

                  "Lease" means any tenant lease pursuant to which the Borrower or any Guarantor leases Property.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, hypothecation, assignment, pledge, charge, security interest, security title, preferential or priority arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Swing Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans or Swing Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, the Contribution Agreement, the Security Documents and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Loans or the Collateral, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Major Tenant" refers to a tenant of the Borrower or any Guarantor which occupies space in a Borrowing Base Property pursuant to a Lease which entitles it to occupy 25,000 square feet or more.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and the Guarantors taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or the Guarantors to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Mortgage" means a mortgage, deed to secure debt, deed of trust or other appropriate similar instrument, the form of Mortgage for use in the State of Georgia being attached hereto as Exhibit M, with such form being modified as appropriate for any other state in which the relevant Borrowing Base Property is located), granting and conveying to the Agent, for the ratable benefit of the Banks, a first priority security title or lien on and security interest in such Borrowing Base Property to secure the Secured Obligations, subject only to Permitted Encumbrances.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person for such period, as determined in accordance with GAAP.

                  "Net Operating Income" means with respect to any Property, for any period, "property revenues", consisting of the Base Rent due and payable by a tenant under any Lease together with all other amounts payable thereunder for the recovery of or reimbursement of common area maintenance charges or other Property related expenses, all such amounts shall be attributable to such period and accrued according to GAAP, less (i) all "property expenses" consisting of expenses incurred or accrued by the Borrower that are directly related to the operation and ownership of such Property, including real estate taxes, sales taxes, common area maintenance charges, accounting and administration, security, utilities, maintenance, janitorial, premiums for casualty and liability insurance, ground lease payments (excluding from the foregoing expenses for depreciation, amortization, interest and leasing commissions with respect to such Property), (ii) an allowance for property management expenses calculated at 3.0% of Base Rent, and (iii) a replacement reserve of $0.15 per square foot of the gross leasable area of the improvements located within the Property. If such period is less than a year, expenses described in clause (i) above that are payable less frequently than monthly during the course of a year (e.g. real estate taxes and insurance premiums) shall be adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

                  "Non-Recourse Mortgage Debt" means Debt secured by an Other Mortgage on Property, which the Borrower has determined in good faith is by its terms non-recourse, except for customary exclusions for environmental liability, misapplication or fraudulent application of rent after default, insurance proceeds and condemnation awards and other customary exclusions.

                  "Notes" means each of the Syndicated Loan Notes or the Swing Loan Note, or any or all of them as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Other Mortgage" means either of the following, in favor of any Person other than the Agent (i) with respect to any referenced Property, a mortgage, deed to secure debt, deed of trust or similar instrument encumbering such Property, and (ii) with respect to the owner of any referenced Property, a pledge of any of its capital stock or partnership interests.

                  "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Participant" has the meaning set forth in Section 9.08(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Encumbrances" has the meaning set forth in the Mortgages.

                  "Person" means an individual, a corporation, a partnership, an unincorporated association, a limited liability corporation, a limited liability partnership, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Guarantor, wherever located.

                  "Qualified Intermediary" means any Person serving as a "qualified intermediary" for purposes of a Section 1031 Exchange.

                  "Quarterly Period" means a 3 month period (or portion thereof) ending on each March 31, June 30, September 30 and December 31 after the Closing Date and prior to the Termination Date.

                  "Real Property Documents" each of the following for each Borrowing Base Property: (i) an accurate legal description, (ii) an owner's affidavit; (iii) a lien search report showing no Other Mortgage and no other Liens, other than Permitted Encumbrances (or accompanied by evidence of release of any Liens which are not Permitted Encumbrances), (iv) a mortgagee's title insurance commitment, subject only to such exceptions as are acceptable to the Agent (not including an Other Mortgage); (v) copies of recorded documents giving rise to permitted title exceptions (including easement agreements and deed covenants); (vi) a current ALTA as-built survey with surveyor's report from a registered surveyor addressed to the Agent and the title insurer and certifying as to such matters as are acceptable to the Agent, but in any case including whether the Property is in a flood plain or other "wetlands" area and the existence of encroachments; (vii) evidence of payment of property taxes due and payable, (viii) for all insurance policies maintained by the Borrower, an insurance certificate complying with the terms of the Mortgage, and naming the Agent as additional insured and loss payee, as required thereby; (ix) an updated certified rent roll; (x) copies of all Leases for all Major Tenants now or hereafter created upon the Property or any part thereof and abstracts of all other Leases, unless Collateral Agent requests a copy of such other Leases pursuant to the Mortgage, (xi) subordination, non-disturbance and attornment agreements in the form specified by the related Lease, if applicable, and satisfactory to the Agent from each Major Tenant, and, if requested by the Agent from time to time, from any other tenant; (xii) an estoppel certificate in the form specified by the related Lease, if applicable, and satisfactory to the Agent from each Major Tenant, and, if requested by the Agent from time to time, from any other tenant; (xiii) evidence of complying with zoning, including a copy of the certificate of occupancy, (xiv) evidence of adequate ingress and egress and (xv) such documents as may reasonably be requested by the Agent; each of the foregoing being obtained by the Borrower directly or through agents selected by the Borrower from providers reasonably acceptable to the Agent.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Syndicated Loan or Syndicated Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided in Section 2.10, in each case as contemplated in Section 2.02(d).

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Relinquished Property" means a Property sold to a Person which is not the Borrower or an Affiliate thereof, and the proceeds of such sale are held in an exchange account by a Qualified Intermediary, as part of a
Section 1031 Exchange.

                  "Replacement Property" means a Property acquired as a replacement for a Relinquished Property as part of a Section 1031 Exchange.

                  "Replacement Property Development Loan" means a loan by the Borrower or any Guarantor to a Development SPE, provided that (i) the proceeds of such loan are used solely for the development of a retail Property that may be purchased by the Borrower, any Guarantor or any Affiliate thereof, or that may be transferred to the Borrower, any Guarantor or any Affiliate thereof, as part of a Section 1031 Exchange, (ii) the principal amount of such loan outstanding at any time shall not exceed 100% of the aggregate costs actually incurred (including hard and soft costs) for development of such property,
(iii) such loan accrues interest at a rate which is not less than the interest rate in effect from time to time with respect to Loans under this Agreement, with such interest being capitalized during construction and then payable from available cash flow, (iv) such loan is secured by a first priority mortgage, deed to secure debt, deed of trust or similar instrument on such Property in favor of the Borrower or such Guarantor, (v) such loan matures no later than 35 months after the date such loan is made, (vi) 100% of the net proceeds of sale of portions of such property by the Development SPE shall be paid and applied as a prepayment on such loan, (vii) such loan is repayable in full at the earlier of maturity or sale or transfer of all of the remaining property by the Development SPE, and (viii) such loan remains a performing loan in all material respects.

                  "Required Banks" means at any time Banks having at least
66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Syndicated Loans.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Section 1031 Exchange" means a sale and exchange of a Relinquished Property for a Replacement Property pursuant to and qualifying for tax treatment under Section 1031 of the Code.

                  "Secured Obligations" has the meaning set forth in the Mortgages.

                  "Security Documents" means any one, or more, or all, as the context shall require, of the Mortgages, the Assignment of Leases and Rents, the Financing Statements and the Hazardous Materials Indemnity Agreement for each of the Borrowing Base Properties.

                  "Significant Subsidiary" means any Subsidiary which (i) is designated by the Borrower in Schedule 4.08 (as amended or supplemented from time to time) as a Significant Subsidiary; or (ii) either (x) has assets which constitute more than 5% of Gross Asset Value at the end of the most recent Fiscal Quarter, or (y) contributed more than 5% of Consolidated Operating Profits during the most recent Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Gross Asset Value during such period had it been a Subsidiary for the entire period).

                  "Special Disclosure Materials" means the special disclosure materials furnished to the Agent and the Banks from time to time at the request of the Agent pursuant to the Continued Funding Agreement pertaining to the "Undisclosed Transactions" and "Undisclosed Transactions Matters" (as those terms are defined therein) and related matters.

                  "Stabilized Property" means at any time retail Properties (i) which are at least 90% leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of Base Rent has commenced) or (ii) are at least 80% occupied by tenants which have accepted the premises and signed (together with the landlord) a Lease, and with respect to which the date for the commencement of payment of Base Rent has been established.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower; provided, however, that "Subsidiary" shall not include any JDN Venture.

                  "Swing Loan" means a Loan made by Wachovia pursuant to
Section 2.01(b), which must be a Base Rate Loan.

                  "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications renewals and supplements thereto.

                  "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

                  "Syndicated Loan Notes" means the promissory notes of the Borrower substantially in the form of Exhibit A-1 evidencing the Obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Taxes" has the meaning set forth in Section 2.11(c).

                  "Term Credit Agreement" means the Amended and Restated Term Loan Credit Agreement dated of even date herewith among the Borrower, Wachovia Bank, N.A., as Agent, PNC Bank, National Association, as Documentation Agent, and the Banks parties thereto, as amended and supplemented from time to time.

                  "Termination Date" means whichever is applicable of (i) June 18, 2001, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Total Consolidated Liabilities" means at any time, for the Borrower and the Guarantors, determined on a consolidated basis, the sum of (i) Consolidated Liabilities, plus (ii) all Debt Guaranteed by the Borrower or any Guarantor, plus (iii) the face amount of all letters of credit issued for the account of the Borrower or any Guarantor.

                  "Total Secured Debt" means at any time, for the Borrower and the Guarantors, determined on a consolidated basis, the sum of the following, but only if any Property, or ownership interest of the owner thereof, is subject to an Other Mortgage with respect thereto: (i) all indebtedness for borrowed money; (ii) the deferred purchase price of Property; (iii) all capital leases in which the Borrower is the tenant; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Debt of Persons other than the Borrower and the Guarantors.

                  "Transferee" has the meaning set forth in Section 9.08(d).

                  "Transitional Borrowing Base" means the Borrowing Base, but calculated with respect to all Borrowing Base Properties without regard for whether any Security Documents have been recorded with respect thereto.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but with respect to Wachovia, not its Swing Loans).

                  "Used Commitment" means, at any date, with respect to any Bank, the amount by which the Commitment of such Bank exceeds its Unused Commitment.

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

          Section 1.03 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          Section 1.04 Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          Section 1.05 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                  ARTICLE II
                                  THE CREDITS

          Section 2.01 Commitments to Lend

          (a) Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that,

                  (i) immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and

                  (ii) (1) prior to the Final Borrowing Base Property Perfection Date, the aggregate outstanding amount of all Initial New Advances shall not exceed the lesser of (A) $22,200,000 and (B) the Initial Borrowing Base, and the aggregate amount of all outstanding Syndicated Loans and Swing Loans shall not exceed the lesser of (a) the aggregate amount of the Commitments and (b) the Transitional Borrowing Base; and (2) from and after the Final

         Borrowing Base Property Perfection Date, the aggregate outstanding amount of all Syndicated Loans and Swing Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base.

Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of (x) for Base Rate Loans, $1,000,000 or any larger integral multiple of $500,000, and (y) for Euro-Dollar Loans, $3,000,000 or any larger integral multiple of $1,000,000 (except that in each case any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.08, prepay Loans and reborrow under this Section at any time before the Termination Date.

         (b) Swing Loans. In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $10,000,000; provided that, immediately after such Swing Loan is made, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $25,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. Swing Loans shall not be considered a utilization of the Commitment of Wachovia or any other Bank hereunder. All Swing Loans shall be made as Base Rate Loans. At any time, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans. On such third Domestic Business Day, but in no event later than the Termination Date, if applicable, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          Section 2.02 Method of Borrowing Loans

         (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 11:00 A.M. (Atlanta, Georgia time) (or 2:00 P.M., as to Swing Loans) on the same Domestic Business Day as each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Syndicated Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Swing Loans or Syndicated Loans, and if Syndicated Loans, whether they are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and, with respect to any Syndicated Borrowing, of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

         (c) Not later than 11:00 A.M. (Atlanta, Georgia time), as to Euro-Dollar Borrowings, and 2:00 P.M. (Atlanta, Georgia time), as to Base Rate Borrowings, on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to Section
9.01. Unless the Agent determines that any applicable condition specified in
Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the date of a Syndicated Borrowing with respect to Base Rate Borrowings and 1 Domestic Business Day before the date of a Syndicated Borrowing with respect to Euro-Dollar Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, Wachovia will make available to the Borrower at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing.

         (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

         (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or

Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

     (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

     Notwithstanding anything to the contrary contained herein, there shall not be more than 6 Euro-Dollar Borrowings outstanding at any given time.

     Section 2.03   Notes.

     (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment. The Swing Loans made by Wachovia shall be evidenced by a single Swing Loan Note payable to the order of Wachovia.

     (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank (and Wachovia, as to the Swing
Loan) shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     Section 2.04   Maturity of Loans.

     (a) Each Euro-Dollar Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

     Section 2.05   Interest.

     (a) "Applicable Margin" means: (i) for any Base Rate Loan, 0.00% and (ii) for each Euro-Dollar Loan, (x) 2.50% until the later of (1) the furnishing to the Agent of all Real Property Documents pursuant to Section 5.27(a) (other than items of the types described in the proviso contained in Section 5.27(a) which the Borrower has been unable to furnish during the 90 day period described in Section 5.27(a) despite commercially reasonable efforts) and (2) the date which is 91 days after the Final Borrowing Base Property Perfection Date, and (y) 2.25% for all Interest Periods commencing thereafter.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on the first day of each month, in arrears. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 1 month, at intervals of 1 month after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

     Section 2.06   Fees.

     (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a facility fee, calculated on the amount of such Bank's Commitment (without taking into account the amount of outstanding Loans made by such Bank), at the rate per annum of 0.35%. Such facility fee shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on the on the earlier of the date of the first Initial New Advance and May 26, 2000 and thereafter quarterly in advance within 5 days after the first day of each Quarterly Period.

     (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Arranger's Letter Agreement, except as provided in the immediately succeeding sentence. On the earlier of the date of the first Initial New Advances and May 26, 2000, the Borrower shall pay to the Agent (i) for the account of each Bank, an upfront fee in an aggregate amount equal to 0.40% of such Bank's Commitment in effect on the Closing Date and (ii) for the account of the Agent and the Arranger, all fees payable to the Agent on the Closing Date pursuant to the Arranger's Letter Agreement. Such fees shall be fully earned on the Closing Date and non-refundable when paid. On May 23, 2000 and on May 23, 2001, the Borrower shall pay to the Agent the "Agent's Administrative Fee" described in the Existing Credit Agreement Agent's Letter Agreement, but such fee for May 23, 2001 shall be prorated for the period from May 23, 2001 to the Termination Date.

     Section 2.07 Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, subject to Section 2.10(a), terminate in its entirety at any time, or proportionately reduce from time to time, the Commitments by an aggregate amount of at least $10,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

     Section 2.08 Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     Section 2.09   Optional Prepayments.

     (a) The Borrower may, on any Domestic Business Days, no later than 11:00 A.M. (Atlanta, Georgia time) (or 2:00 P.M., as to Swing Loans), prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $500,000, or $100,000 or any larger integral multiple of $25,000, as to the Swing Loan (or in each case any lesser amount equal to the outstanding balance of such Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Syndicated Loan shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) Subject to any payments required pursuant to the terms of Article VIII for such Euro-Dollar Loans, upon 3 Domestic Business Day's prior written notice, the Borrower may prepay in minimum amounts of $3,000,000 or any larger integral multiple of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.09, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

     Section 2.10   Mandatory Prepayments.

     (a) On each date on which the Commitments are reduced pursuant to Section
2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

     (b) (1) prior to the Final Borrowing Base Property Perfection Date, on each date on which either the aggregate principal amount of all Initial New Advances outstanding exceeds the Initial Borrowing Base, or the aggregate amount of all outstanding Syndicated Loans and Swing Loans exceeds the Transitional Borrowing Base as of such date, the Borrower shall repay or prepay such principal amount of the outstanding Initial New Advances (together with interest thereon and any amount due under Section 8.05(a)) as may be necessary so that after such payment the aggregate unpaid principal amount of the Initial New Advances does not exceed the Initial Borrowing Base, and the aggregate amount of all outstanding Syndicated Loans and Swing Loans does not exceed the Transitional Borrowing Base as of such date, and (2) from and after the Final Borrowing Base Property Perfection Date, on such date on which the aggregate principal amount of the Loans outstanding exceeds the Borrowing Base as of such date, the Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest thereon and any amount due under Section 8.05(a)) as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the Borrowing Base as of such date.

     (c) Each such payment or prepayment shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Syndicated Loans which are Base Rate Loans;(ii) secondly, to Euro-Dollar Loans; and lastly to Swing Loans.

     Section 2.11   General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks, such payment to be distributed by the Agent (x) by 2:00 P.M. on the date of receipt by the Agent, provided that such payment was received by the Agent by 1:00 P.M. (Atlanta, Georgia time), and (y) by 2:00 P.M. (Atlanta, Georgia time) on the date following the date of receipt by the Agent, if such payment was received by the Agent after 1:00 P.M. (Atlanta, Georgia time). If the Agent shall fail to make such distribution within the time required by the immediately preceding sentence, such distribution shall be made together with interest thereon, for each day during the period from the date such distribution should have been so made until the date such distribution actually is made, at a rate per annum equal to the Federal Funds Rate.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

         Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

         In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     Section 2.12 Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III
                     CONDITIONS TO CLOSING AND BORROWINGS

     Section 3.01 Conditions to Closing and Initial New Advances. The closing under this Agreement shall be effective for all purposes upon satisfaction of all conditions set forth in paragraphs (a) through (l), and receipt by the Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent), but the obligation of each Bank (or of Wachovia with respect to the Swing Loans) to make any Initial New Advances is further subject to the satisfaction of the condition set forth in the proviso in the last (unlettered) paragraph hereof and the conditions set forth in Section 3.02:

     (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier);

     (b) a duly executed Syndicated Loan Note for the account of each Bank, a duly executed Swing Loan Note for the account of Wachovia, and a Guaranty duly executed by the Initial Guarantors and a Contribution Agreement duly executed by the Borrower and the Initial Guarantors;

     (c) an opinion letter of Waller Lansden Dortch & Davis, PLLC, counsel for the Borrower and the Initial Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

     (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

     (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that, to the best of his or her knowledge, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (f) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and the Initial Guarantors, the corporate authority for and the validity of this Agreement, the Notes, the Guaranty, the Contribution Agreement, the Security Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of each of the Borrower and the Initial Guarantors substantially in the form of Exhibit H (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower and the Initial Guarantors, respectively, and as to the names, true signatures and incumbency of the officer or officers of the Borrower or Initial Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items for each of the Borrower and the Initial Guarantors (i) a certificate of the Secretary of State of the State of its incorporation as to its good standing as a corporation incorporated therein, and (ii) the action taken by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party;

     (g) the Anchor Tenant Settlement Agreement shall have been executed and delivered by all parties thereto, and any conditions precedent to effectiveness thereof shall have been satisfied, in accordance with the terms thereof and the Agent and the Banks shall have received a copy of such executed agreement, together with a written acknowledgement from each Anchor Tenant to the effect that (x) it has been informed of the principal terms and conditions of this Agreement, and, for purposes of Section 4(f) of the Anchor Tenant Settlement Agreement, such terms provide a "Credit Facility" sufficient to allow the Borrower to undertake the "Pending Transactions" and the "Proposed Transactions" (as those terms are defined in the Anchor Tenant Settlement Agreement) in accordance with the Anchor Tenant Settlement Agreement and (y) it has received payment in full of the $5,000,000 payment required to be made to it in accordance with Section 4(a) (as to Wal-Mart) or 4(b) (as to Lowe's) of the Anchor Tenant Settlement Agreement;

     (h) the Term Loan Credit Agreement shall have been executed and delivered and the conditions set forth in Section 3.01 shall have been satisfied;

     (i) the Agent shall have received the initial Borrowing Base Certificate, showing the Transitional Borrowing Base (but not the Initial Borrowing Base) as of the last day of the Fiscal Quarter ending prior to the Closing Date;

     (j) the Borrower, JDN AL and JDN Holdings, shall have provided to the Agent and its counsel, as to each of the Properties listed on Exhibit J, (i) an accurate legal description, (ii) whether such Property is owned or leased, and
(iii) whether such interests are held by the Borrower, JDN AL or JDN Holdings;

     (k) counsel for the Agent shall have received the executed and delivered Security Documents for each of the Initial Borrowing Base Properties; and

     (l) receipt by the Agent of accrued and unpaid fees and interest payable to the Banks under the Existing Credit Agreement.

Upon satisfaction of all such conditions (i) the Existing Credit Agreement shall be superceded and replaced hereby (and any Euro-Dollar Loans thereunder having Interest Periods terminating after the Closing Date shall be deemed to have arisen and continue hereunder) and (ii) the Existing Credit Agreement Events of Default shall for all purposes be waived by the Agent and the Banks and shall not constitute Events of Default hereunder (but the Agent and the Banks reserve all rights with respect to any Event of Default which may arise out of facts determined by the special committee of the board of directors of the Borrower investigating the matters described in such Continued Funding Agreement and related matters and not disclosed to the Agent or the Banks in writing, in the Special Disclosure Materials or otherwise, on or before the Closing Date); provided, however, that notwithstanding the foregoing, the obligation of the Banks to fund any Initial New Advances shall be subject to the further conditions that (i) the Initial Borrowing Base Property Perfection Date shall have occurred, and the Agent shall have received a Borrowing Base Certificate, showing the Initial Borrowing Base as of the last day of the Fiscal Quarter ending prior to the Closing Date and (ii) the Agent shall have received either evidence reasonably satisfactory to the Agent that the Anchor Tenant Settlement Payment has been made or wiring instructions from the Borrower for the making of such payment directly to the Anchor Tenants from the Initial New Advances.

     Section 3.02 Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

     (a) receipt by the Agent of a Notice of Borrowing.

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower and each Guarantor contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

     (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01 shall have been satisfied.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that if such Borrowing is a Borrowing which consists solely of a Refunding Loan, such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in

Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks.


                                  ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Each of the Borrower and (by incorporation by reference in the Guaranty) the Guarantors, as expressly stated, represents and warrants that:

     Section 4.01 Corporate Existence and Power. Each of the Borrower and the Guarantors is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and by the Guarantors of the Guaranty (i) are within the Borrower's or such Guarantor's corporate or partnership powers,
(ii) have been duly authorized by all necessary corporate or partnership action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or partnership certificate of the Borrower or any Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Guarantor and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of Guarantor, other than in favor of the Collateral Agent pursuant to the Security Documents.

     Section 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and the Guarantors party thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     Section 4.04   Financial Information.

     (a) The consolidated balance sheet of the Borrower and JDN DCI as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, copies of which shall be delivered to each of the Banks pursuant to Section 5.01(k), fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and JDN DCI as of such date and their consolidated results of operations and cash flows for such periods stated; provided, however, that this representation and warranty shall not be effective or be deemed to have been made or given until such delivery of copies thereof to the Banks pursuant to Section 5.01(k).

     (b) Since December 31, 1999 (and excluding matters giving rise to the Existing Credit Agreement Events of Default, but not excluding any matters arising out of facts determined by the special committee of the board of directors of the Borrower investigating the matters described in the Continued Funding Agreement and related matters and not disclosed to the Agent or the Banks in writing, in the Special Disclosure Materials or otherwise, on or before the Closing Date) there has been no event, act, condition or occurrence having a Material Adverse Effect.

     Section 4.05 No Litigation. Except for shareholder class action litigation of the same nature as that commenced against the Borrower and others in February and March, 2000 in the United Stated District Court for the Northern District of Georgia, Atlanta Division, and in the United States District Court for the Middle District of Tennessee, which has been disclosed to the Agent and the Banks in the Special Disclosure Materials, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower, any Guarantor or any Subsidiary before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower or any Guarantor to perform its obligations under, this Agreement, the Notes, the Guaranty or any of the other Loan Documents.

     Section 4.06   Compliance with ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     Section 4.07 Compliance with Laws; Payment of Taxes. To the best of the Borrower's knowledge, and except as may arise as a result of the "Undisclosed Transactions" and "Undisclosed Transactions Matters" (as defined in the Continued Funding Agreement), the Borrower and each Guarantor and each Subsidiary is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and each Guarantor and each Subsidiary all material Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower and each Guarantor and each Subsidiary have been paid, except as may arise as a result of the "Undisclosed Transactions" and "Undisclosed Transactions Matters" (as defined in the Continued Funding Agreement). The charges, accruals and reserves on the books of the Borrower and each Guarantor and each Subsidiary in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.08 Guarantors and Subsidiaries. Each of the Guarantors and the Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization and whether it is a Significant Subsidiary. The Borrower shall send to the Agent and the Banks, promptly after the relevant occurrence, an updated complete Schedule 4.08 to reflect the addition or deletion of any Subsidiary and the change of any Subsidiary to a Significant Subsidiary.

     Section 4.09 Investment Company Act. Neither the Borrower nor any Guarantor or Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 Public Utility Holding Company Act. Neither the Borrower nor any Guarantor or Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an

"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     Section 4.11 Ownership of Property. Each of the Borrower, the Guarantors and the Subsidiaries has title to its properties sufficient for the conduct of its business.

     Section 4.12 No Default. To the best of Borrower's knowledge, and after giving effect to the waiver contained at the end of Section 3.01, except for the Existing Mortgage Defaulted Debt, no event of default is in existence under or with respect to any agreement, instrument or undertaking to which the Borrower or any Guarantor or Subsidiary is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 4.13 Full Disclosure. All information heretofore furnished by the Guarantors or the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantors or the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower and the Guarantors have disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

     Section 4.14   Environmental Matters.

     (a) Except as set forth in Schedule 4.14, to the best of the Borrower's knowledge, neither the Borrower nor any Guarantor or Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and none of the Guarantors, the Borrower or any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

     (b) Except as set forth in Schedule 4.14, to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

     (c) Except as set forth in Schedule 4.14, to the best of the Borrower's knowledge, each of the Borrower and its Subsidiaries and Affiliates has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

     Section 4.15 Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries which are corporations presently issued and outstanding are validly and properly issued in all material respects in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except as may be otherwise determined in the shareholder class action litigation described in Section 4.05. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower, and all such shares which are owned by the Borrower are owned by it free and clear of any Lien or adverse claim.

     Section 4.16 Margin Stock. Neither the Borrower nor any Guarantor or Subsidiary is engaged principally, or as a significant part of its business, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock (other than loans to employees for the purchase of Capital Stock pursuant to options granted by the Borrower), or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

     Section 4.17 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this
Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     Section 4.18 Insurance. Each of the Borrower, the Guarantors and the Subsidiaries has (i) obtained (either in the name of the Borrower or in such Subsidiary's own name), or has caused its tenants to obtain (or, for tenants approved by the Agent) to provide self-insurance with respect thereto), with financially sound and reputable insurance companies, all-risk insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and (ii) from and after the delivery of the Real Property Documents pursuant to Section 5.27(b), such insurance as is required by the Security Documents. The Borrower has preserved any and all rights which it has under any fidelity or directors and officers insurance policy with respect to claims arising out of actions which gave rise to the Existing Credit Agreement Events of Default.

     Section 4.19 Real Estate Investment Trust. The Borrower is qualified under the Code as a real estate investment trust.


                                   ARTICLE V
                                   COVENANTS

         The Borrower and (by incorporation by reference in the Guaranty) the Guarantors agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

     Section 5.01   Information.  The Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2000, either (i) an executed copy of the Annual Report on Form 10-K for such Fiscal Year, or (ii) a consolidated balance sheet of the Borrower and the

Guarantors as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, in either case audited by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such audit opinion to be free of exceptions and qualifications not acceptable to the Required Banks;

     (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2000, either (i) an executed copy of the Quarterly Report on Form 10-Q for such Fiscal Quarter, or (ii) a consolidated balance sheet of the Borrower and the Guarantors as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, but in no event later than the date such statements are due, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.15 through 5.22, inclusive, and 5.26 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed under Sections 5.15, 5.16, and 5.19 through 5.22, inclusive,
Section 5.26 or Section 6.01(e) or (f) on the date of such financial statements;

     (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (i) within 45 days after the end of each Fiscal Quarter, a Borrowing Base Certificate as of the last day of the Fiscal Quarter just ended, and, immediately prior to the date of any removal or addition of any Property from the Borrowing Base, a Borrowing Base Certificate as of such date, giving effect to such removal or addition;

     (j) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, operating statements for each Borrowing Base Property for the period covered by such financial statements;

     (k) on or before June 15, 2000, the consolidated balance sheet of the Borrower and JDN DCI as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP without material qualification, and a copy of the Borrower's Annual Report on Form 10-K for such Fiscal Year;

     (l) as soon as received by management in final form, a copy of Ernst & Young LLP's management letter relating to the financial reports described in paragraph (k) above;

     (m) furnish the projections described in Section 5.29 at the times specified and pursuant to the terms contained in such section; and

     (n) from time to time such additional information regarding the financial position or business of the Borrower and the Guarantors as the Agent, at the request of any Bank, may reasonably request.

     Section 5.02 Inspection of Property, Books and Records. The Borrower and the Guarantors will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities; and (ii) permit representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower and the Guarantors agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

     Section 5.03 Maintenance of Existence. The Borrower shall and the Guarantors will each maintain its corporate or partnership existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     Section 5.04 Dissolution. Neither the Borrower nor any of the Guarantors shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Guarantor, except an established stock repurchase program of which the Agent has been notified or through corporate reorganization to the extent permitted by Section 5.05.

     Section 5.05 Consolidations, Mergers and Sales of Assets. Neither the Borrower nor any of the Guarantors will consolidate or merge with or into, or acquire all or substantially all of the assets or stock of any other Person, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that:

          (i) the Borrower may merge with another Person if (x) such Person was organized under the laws of the United States of America or one of its states, (y) the Borrower is the corporation surviving such merger and (z) immediately after giving effect to such merger, no Default shall have occurred and be continuing;

          (ii) Guarantors may merge with one another, and the Guarantors may sell, lease or otherwise transfer assets to the Borrower;

          (iii) any sale for cash only of Property by JDN DCI, pursuant to reasonable terms which are no less favorable to JDN DCI than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, for fair market value (as determined in good faith by the Board of Directors of JDN DCI or the Borrower or an Executive Committee thereof), provided that the proceeds thereof are used by JDN DCI, or are distributed by JDN DCI to the Borrower or a Guarantor to be used by it, for the purchase of comparable property, to repay Debt or to fund new development, or otherwise to be retained by it for working capital;

          (iv) the sale by the Borrower or a Guarantor of a Relinquished Property as part of a Section 1031 Exchange; provided that such sale is pursuant to reasonable terms which are no less favorable to the Borrower or such Guarantor than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, for fair market value (as determined in good faith by the Board of Directors of the Borrower or such Guarantor or an Executive Committee thereof), provided that the proceeds thereof are used by the Borrower or such Guarantor for the purchase of Replacement Property;

          (v) the foregoing limitation on the acquisition of all or substantially all the assets or stock of another Person shall not prohibit, during any Fiscal Quarter, the acquisition of all or substantially all of the assets or stock of another Person unless the aggregate assets or stock acquired in a single acquisition or series of related acquisitions of all or substantially all of the assets or stock of another Person by the Borrower and the Guarantors during such Fiscal Quarter constituted more than 20% of Gross Asset Value at the end of the most recent Fiscal Quarter immediately preceding such Fiscal Quarter;

          (vi) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred, by the Borrower and the Guarantors during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters (but in each case excluding transfers permitted under clauses (i) through (iv) above), constituted more than 25% of Gross Asset Value at the end of the most recent Fiscal Quarter immediately preceding such Fiscal Quarter.

In the case of any Guarantor which transfers substantially all of its assets pursuant to clause (vi) of the preceding sentence, and in the case of any Guarantor the stock of which is being sold and with respect to which clause
(vi) would have been satisfied if the transaction had been a sale of assets of such Guarantor, so long as such Guarantor does not own a Borrowing Base Property, such Guarantor may dissolve and shall be entitled to obtain from the Agent a written release from the Guaranty, provided that it can demonstrate to the reasonable satisfaction of the Agent that (A) it has repaid in full all Debt owed to the Borrower or any other Guarantor and (B) such sale was for cash and in the case of an asset transfer, the net cash proceeds received in connection therewith are being distributed to the Borrower as part of such dissolution, and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder.

     Section 5.06 Use of Proceeds. The proceeds of the Loans may be used for working capital and general corporate purposes, and proceeds of the Initial New Advances may be used to pay all or part of the Anchor Tenant Settlement Payment; provided, however, that no portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of

Section 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

     Section 5.07 Compliance with Laws; Payment of Taxes. The Borrower and the Guarantors will, and will cause each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower and the Guarantors will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Property of the Borrower or any Guarantor, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

     Section 5.08 Insurance. The Borrower and the Guarantors will maintain (i) (either in the name of the Borrower or in such Guarantor's own name), or will cause its tenants to obtain, with financially sound and reputable insurance companies (or, for tenants which have been approved in writing by the Agent self insurance), all-risk insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and (ii) such insurance as is required by the Security Documents. The Borrower shall preserve any and all rights which it has under any fidelity or directors and officers insurance policy with respect to claims arising out of actions which gave rise to the Existing Credit Agreement Events of Default.

     Section 5.09 Change in Fiscal Year. The Borrower and each of the Guarantors agrees that it will not change its Fiscal Year without the consent of the Required Banks.

     Section 5.10 Maintenance of Property. The Borrower and each Guarantor shall maintain or caused to be maintained all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     Section 5.11 Environmental Notices. The Borrower and each Guarantor shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

     Section 5.12 Environmental Matters. The Borrower and the Guarantors will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

     Section 5.13 Environmental Release. The Borrower and each Guarantor agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     Section 5.14 Transactions with Affiliates. Neither the Borrower nor any of the Guarantors shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Guarantor

(which Affiliate is not the Borrower or a Guarantor), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     Section 5.15 Restricted Payments and Debt Repurchases. The Borrower's Restricted Payments in any calendar year shall not exceed (i) for the calendar year ending December 31, 2000, 100%, and (ii) for all calendar years thereafter, 95% of "REIT taxable income" (as defined in the Code) for such period, unless the Borrower must pay out an amount in excess of 100% or 95%, as applicable, of REIT taxable income to permit the Borrower to preserve its status as a real estate investment trust, or avoid payment of excise tax or income tax related to undistributed income, under the applicable provisions of the Code and except for Restricted Payments necessary to fund the purchase of Capital Stock pursuant to employee benefit plans in the ordinary course of business or to satisfy the requirements of stock option plans in effect as of the Closing Date. The Borrower shall not directly or indirectly repurchase (or finance the repurchase) of, or make any voluntary prepayments on, Debt of the types described in clauses (i), (ii), (viii) and (x) of the definition of Debt (whether secured or unsecured), other than Debt hereunder or under the Term Credit Agreement or from the net proceeds of the sale of Property (other than any Borrowing Base Property which has not been released pursuant to Section 5.27(b)).

     Section 5.16 Loans or Advances. Loans and advances of the Borrower and the Guarantors as of the Closing Date (other than to Subsidiaries, which are set forth in Schedule 4.08, or in any Guarantor), are set forth in Schedule
5.16. Neither the Borrower nor any of the Guarantors shall make loans or advances after the Closing Date to any Person except as permitted by Section
5.17 and except:

          (i) loans or advances to employees and directors not exceeding $1,000,000 in the aggregate principal amount outstanding at any time;

          (ii)  deposits required by government agencies or public utilities;

          (iii) Replacement Property Development Loans and loans or advances from the Borrower to a Guarantor or from a Guarantor to the Borrower or another Guarantor; and/or

          (iv) other loans and advances by the Borrower and the Guarantors to any JDN Venture which (x) are evidenced by notes (and, if requested by the Agent, acting at the direction of the Required Banks, with such notes, together with any related mortgage, have been assigned to and pledged with the Agent, for the benefit of itself and the Banks, as security for the payment of all obligations of the Borrower to the Agent and the Banks hereunder) and (y) are in an amount which, together with Investments permitted by clause (vi) of Section 5.17, do not exceed 15% of Gross Asset Value as of the end of the most recent Fiscal Quarter;

provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, and no Default shall be in existence or be created thereby.

     Section 5.17 Investments. Investments of the Borrower and the Guarantors as of the Closing Date (other than in Subsidiaries, which are set forth in Schedule 4.08, or in any Guarantors), are set forth on Schedule 5.17. Neither the Borrower nor any of the Guarantors shall make Investments after the Closing Date in any Person except as permitted by Section 5.16 and except Investments in:

          (i) direct obligations of the United States Government maturing within one year;

          (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent;

          (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition;

          (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's,; and

          (v) Investments consisting of the acquisition of all or substantially all of the assets or stock of another Person permitted by
     Section 5.05(iii); and/or

          (vi) other Investments by the Borrower and the Guarantors in an amount which, (x) together with loans and advances permitted by clause
     (iv) of Section 5.16, do not exceed 15% of Gross Asset Value as of the end of the most recent Fiscal Quarter, and (y) with respect to Investments in Persons over which, after giving effect to such Investment, the Borrower or the Guarantors do not have Control, do not exceed 5% of Gross Asset Value as of the end of the most recent Fiscal Quarter;

provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

     Section 5.18 Restrictions on Ability of Guarantors to Pay Dividends. The Borrower shall not permit any Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Guarantor to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Guarantor.

     Section 5.19 Ratio of Total Consolidated Liabilities to Gross Asset Value. The ratio of Total Consolidated Liabilities to Gross Asset Value shall at all times be equal to or less than 0.60 to 1.0.

     Section 5.20 Ratio of Total Secured Debt to Gross Asset Value. The ratio of Total Secured Debt to Gross Asset Value shall at all times be equal to or less than 0.40 to 1.0.

     Section 5.21 Ratio of EBITDA to Consolidated Interest Expense. The ratio of EBITDA to Consolidated Interest Expense for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters will not be less than 2.0 to 1.00, calculated at the end of each Fiscal Quarter.

     Section 5.22 Guarantees. Neither the Borrower nor any Guarantor will create, assume or suffer to exist any Guarantees of Debt of other Persons, except (i) Guarantees in existence on March 31, 2000 in the aggregate amount as of March 31, 2000 of $22,214,794 and set forth on Schedule 5.22, (ii) Guarantees of Debt of the Borrower or other Guarantors and (iii) other Guarantees in an aggregate amount not exceeding at any time 10% of Gross Asset Value as of the last day of the Fiscal Quarter just ended.

     Section 5.23 Ownership. The Borrower shall at all times own 99% of the capital stock of JDN DCI, subject to the following provisions. Notwithstanding any provision of this Agreement to the contrary, the Banks acknowledge and agree that the Borrower, in response to changes dictated by the Ticket to Work and Work Incentives Improvement Act of 1999 (the "REIT Revision Act") must effect a restructuring and/or change in ownership of JDN DCI during the period between January 1, 2001 and April 30, 2001. It is the intent of the parties to this Agreement that the Borrower be permitted to (1) divest itself of a sufficient number of shares of the capital stock of JDN DCI such that it does not, after April 30, 2001, own greater that 10% of the voting securities or greater than 10% of the value of JDN

DCI or (2) acquire directly or indirectly 50% or more of the voting securities of JDN DCI through a statutory merger or otherwise, where the surviving corporation is a "taxable REIT subsidiary" (as defined in the Code). If the Borrower acquires directly or indirectly 50% or more of the voting securities of JDN DCI or its successor on or before April 30, 2001, the Borrower covenants and agrees not to divest itself of control of JDN DCI or its successor during the term of this Agreement without the consent of the Banks.

     Section 5.24 Status as a REIT. The Borrower shall at all times maintain its status as a real estate investment trust under the Code.

     Section 5.25 Guaranty by the Initial Guarantors; New Subsidiaries to Become Guarantors. Each of the Initial Guarantors shall become a Guarantor on the Closing Date, as contemplated in Section 3.01. Any Subsidiary acquired or created after the Closing Date, must become a Guarantor promptly upon becoming a Significant Subsidiary, in each case by (x) executing and delivering to the Agent a counterpart of the Guaranty and a counterpart of the Contribution Agreement (which the Borrower agrees to execute when the additional Guarantor executes it), thereby becoming a party to each of them, (y) delivering to the Agent an opinion of counsel to such Subsidiary, in substantially the form and substance of Exhibit B, but limited to such Subsidiary and the Guaranty and Contribution Agreement, and excluding paragraph 2 thereof, and (z) delivering to the Agent documents pertaining to the Subsidiary reasonably requested by the Agent of the types described in paragraph (f) of Section 3.01, but relating to the Guaranty and the Contribution Agreement. In addition, if any Borrowing Base Property contributed or substituted after the Closing Date pursuant to Section 5.27(b) is owned by a Subsidiary which is not a Significant Subsidiary, it shall nevertheless become a Guarantor pursuant to the foregoing and comply with the provisions of Section 5.27(b) with respect to such Borrowing Base Property.

     Section 5.26 Ratio of EBITDA to Consolidated Fixed Charges. The ratio of EBITDA to Consolidated Fixed Charges for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters will not be less than 1.75 to 1.00, calculated at the end of each Fiscal Quarter.

     Section 5.27   Collateral.

     (a) It is the intent of the parties hereto that the Secured Obligations shall be secured by the Collateral. On or prior to the Closing Date, the Borrower, JDN AL and JDN Holdings will execute and deliver to the Collateral Agent the Security Documents pertaining to the Properties described in Exhibit J as Initial Borrowing Base Properties, and the Security Documents (other than the Hazardous Materials Indemnity Agreement) shall be filed for record at the earliest practicable time, and in any event prior to the making of any Initial New Advances. Within 3 days after the delivery thereof to the Borrower, the Borrower, JDN AL and JDN Holdings, as applicable, shall execute and deliver to the Collateral Agent the Security Documents pertaining to the other Properties described on Exhibit J as being Borrowing Base Properties, and the Security Documents (other than the Hazardous Materials Indemnity Agreement) shall be filed for record (as applicable) at the earliest practicable time. On and after the Closing Date, the Borrower shall commence and diligently pursue the delivery to the Agent of all of the Real Property Documents pertaining to each of the Borrowing Base Properties, which, as to each Borrowing Base Property, shall be delivered as soon as all items other than the items described in clauses (xi) and (xii) of the definition of Real Property Documents are available, and within 90 days after the Closing Date, the Borrower and the Guarantors shall have completed the delivery to the Agent all of the Real Property Documents pertaining to each of the Borrowing Base Properties, which in all cases must be reasonably satisfactory to the Agent; provided, however, as to the items described in clauses (xi) and (xii) of the definition of Real Property Documents, such obligation shall be to use commercially reasonable efforts during such 90 day period (and thereafter) to obtain and deliver such items to the Collateral Agent from Major Tenants and, if requested by the Agent from time to time, from any other tenants. The Borrower and Agent shall agree on a stipulated value for establishing mortgagee title insurance Coverage on each Borrowing Base Property. The Borrower shall pay all recording fees and costs and stamp, intangible or other taxes payable in connection with the filing for record the Security Documents.

     (b) The parties acknowledge and agree that the Properties on Exhibit J as of the Closing Date will, on the Final Borrowing Base Perfection Date (and assuming no change in Net Operating Income) produce an aggregate Borrowing Base of $169,206,912. In order to permit the Borrower to have access to the full aggregate amount of the Commitments, while preserving the right of all the Banks to approve the beginning Borrowing Base Properties, the Borrower may, for a period of 6 months from the Closing Date, offer to contribute an additional Property (or Properties) as a Borrowing Base Property, and any such additional Property (an "Additional Contributed Beginning Property") shall become a Borrowing Base Property only if approved by each of the Banks and upon satisfying all other criteria for constituting a Borrowing Base Property. In the event that any Borrowing Base Property fails to satisfy the criteria for constituting a Borrowing Base Property set forth in the definition thereof such Property being an "Ineligible Property" so long as it fails to satisfy such criteria, but upon subsequently satisfying such criteria, if such Property has not been released pursuant hereunder, and not an Ineligible Property, the Borrower shall notify the Agent thereof as soon as it becomes aware thereof and such fact shall be included in the next Borrowing Base Certificate, and (i) such Ineligible Property shall not be included in the calculation of the Borrowing Base for purposes of Borrowings pursuant to Section 2.01, (ii) the mandatory prepayment provisions of Section 2.10(b) shall apply, and (iii) the Collateral Agent shall nevertheless not release such Property from the related Security Documents unless and until a release is permitted pursuant and subject to this Section 5.27(b). No Borrowing Base Property may be released without the consent of all of the Banks, or contributed without the consent of the Required Banks (or all of the Banks, with respect to an Additional Contributed Beginning Property), in each case in their reasonable discretion; provided, that the Borrower or a Guarantor shall be entitled to a release of a Borrowing Base
Property: (1) in exchange for a substitute Property having equal or greater value (using the Borrowing Base calculation with respect thereto) and quality (including as to tenant mix and tenant credit quality) as is determined by the Agent and the Required Banks in their reasonable discretion and is in all other respects acceptable to the Agent and the Required Banks in their reasonable discretion, subject to the last sentence of this paragraph (b); or (2) such Borrowing Base Property is being released for sale or refinancing and, except with respect to an Ineligible Property, the Agent receives, for the ratable benefit of the Banks, a prepayment on the Loans in connection therewith in an amount equal to the greater of (x) the net proceeds from such sale or refinancing (net of direct customary closing expenses and fees) and (y) an amount equal to 108% of the Borrowing Base attributable to such Borrowing Base Property, and the aggregate Commitments are permanently reduced by the amount of such prepayment. In connection with (x) any such request for a release, contribution or substitution, the Borrower shall provide to Agent and the Banks an analysis of any proposed release, contribution (including an Additional Contributed Beginning Property) or substitution of a Borrowing Base Property that shall demonstrate Borrower's continued compliance with the Loan Documents after giving effect to such release, contribution or substitution; and (y) any such request for a contribution (including an Additional Contributed Beginning Property) or substitution, the Borrower shall pay to the Agent and Banks an appropriate fee (determined by Agent) to accommodate the review and administration of such contribution or substitution. Such fees shall be no less than $5,000 to the Agent and $20,000 to the Banks in each instance or combination of instances whereby more than one property is simultaneously substituted or contributed. In no event shall the combined fee in any instance exceed $40,000. As a condition of any contribution or substitution, the Agent shall have received the Security Documents and Real Property Documents satisfactory to it with respect to the contributed or replacement Property and all other requirements for constituting a Borrowing Base Property shall have been satisfied. In addition, whenever a Borrowing Base Property is released, contributed (including an Additional Contributed Beginning Property) and/or substituted, the Borrower shall provide to the Agent a revised Exhibit J containing the relevant information as to all of the Borrowing Base Properties after giving effect to such release, contribution and/or substitution, which revised Exhibit J shall be distributed to the Banks by the Agent upon the Agent's determination that it is in compliance with the terms of this Agreement.

Upon request of any Bank, to satisfy the bank regulatory or examination requirements or requests of internal or external bank examiners, the Agent shall, at the expense of the Borrower, but in the name of the Agent, acting on behalf of the Banks, obtain written appraisal reports on any or all of the Borrowing

Base Properties which (i) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, et seq., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. Part 32, as amended, and (ii) is performed by a state-certified real estate appraiser certified under the laws of any state. Such appraisals shall be no more frequent than once per 12 month period for any Property.

     Section 5.28 Financial Adviser The Borrower shall use its best efforts to retain a financial advisor to assess alternative capital plans, at the earliest practicable time, and in any event within 6 months after the Closing Date. Such financial advisor shall be either (i) a reputable investment banking firm which is or is affiliated with a member of the New York Stock Exchange with total assets (including assets of its affiliates) of at least $500,000,000 or (ii) or approved by the Required Banks

     Section 5.29 Identification of Sources; Projection of Sources and Uses of Funds The Borrower shall (i) identify and establish, to the reasonable satisfaction of the Agent and the Required Banks, the sources of funds (either externally financed or internally generated) that are required to fund its Investments and operations (including the funding of projects to their completion), while maintaining compliance with the financial covenants contained herein and maintaining current the payment of all operational, development and financial obligations and (ii) provide to the Agent and the Banks a quarterly projection of its sources and uses of cash in form and substance satisfactory to the Agent and the Required Banks, highlighting all new such Investments and operations and identifying the sources of funds available to fund such Investments and operations.

                                  ARTICLE VI
                                   DEFAULTS

     Section 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.01(i), 5.02(ii), 5.03 through 5.06, inclusive, or Sections 5.17 through 5.26, inclusive; or

     (c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or the Guaranty or any of the Security Documents and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or such Guarantor by the Agent at the request of any Bank or (ii) the Borrower or such Guarantor otherwise becomes aware of any such failure; or

     (d) any representation, warranty, certification or statement made by the Borrower or any Guarantor in Article IV of this Agreement or the Guaranty or any of the Security Documents or in any certificate, financial statement or other document delivered pursuant to this Agreement or the Guaranty shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Guarantor shall fail to make any payment in respect of Debt in an aggregate principal amount outstanding in excess of $5,000,000 (other than the Notes) when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in an aggregate principal amount outstanding in excess of $5,000,000 of the Borrower or any Guarantor (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Guarantor) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Guarantor); provided, however, that there shall be excluded from the foregoing the Existing Mortgage Defaulted Debt, so long as it has not been accelerated; or

     (g) failure of any JDN Venture to make any payment when due, including payment of principal or interest (whether by acceleration or otherwise), on any obligation of such JDN Venture, the aggregate outstanding principal amount of which (whether or not then due) exceeds $5,000,000, or there shall occur any event or condition which results in the acceleration of the maturity of such obligation (including, without limitation, any required mandatory prepayment of "put" to such JDN Venture or to the Borrower or any Guarantor) or the termination of any commitment pertaining thereto; provided, however, that there shall be excluded from the foregoing the Existing Mortgage Defaulted Debt, so long as it has not been accelerated; or

     (h) the Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate or partnership action to authorize any of the foregoing; or

     (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

     (j) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

     (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (l) a federal tax lien shall be filed against the Borrower or any Guarantor under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

     (m) (i) any Person or two or more Persons acting in concert, other than J. Donald Nichols, Elizabeth L. Nichols or their immediate family members, or trusts or other entities established for the benefit of any of them, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

     (n) the occurrence of any event, act, occurrence, or condition which the Required Banks determine has caused a Material Adverse Effect; or

     (o) (i) the Borrower or any Guarantor shall deny or disaffirm its obligations under any Security Document or (ii) any Security Document shall cease to be in full force and effect, other than solely as a result of acts or omissions of the Collateral Agent, and except to the extent fully covered by title insurance, unless, within 30 days of notice to the Borrower by the Agent, the Borrower or a Guarantor, as the case may be, has executed Security Documents which effect a complete cure, or the Borrowing Base Property involved has been replaced by a new Borrowing Base Property pursuant and subject to the provisions of Section 5.27(b);

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes, including the Swing Loan Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and (iii) the Agent shall exercise such rights, powers and remedies under the Security Documents as shall be requested by the Required Banks, and apply the proceeds of any such actions pursuant to the provisions thereof. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks. Following acceleration of the Notes by the Agent, nothing contained in this Agreement shall limit the right of a Bank from initiating or conducting any litigation or collection proceedings, other than with respect to the Collateral, or from exercising any other rights or remedies, with respect to the Note on which it is named as payee.

     Section 6.02 Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII
                                   THE AGENT

     Section 7.01 Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents, and as the Collateral Agent under the Security Documents, with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for the value, title, condition, fitness for use of or otherwise with respect to the Collateral or as to the perfection or priority of the Liens or security interests created thereby (and it makes no representation or warranty with respect thereto), or for insuring or inspecting the Collateral or for paying or discharging any tax, assessment, governmental charge or Lien affecting the Collateral, or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks and shall not be liable for any action taken or omitted to be taken at the direction of the Required Banks, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent, in its capacity as Collateral Agent under the Security Documents, with the consent of the Required Banks, shall have power to appoint one or more persons to act as co-agent or co-agents, jointly with the Collateral Agent, or separate agent or separate agents, of all or any part of the Collateral, and to vest in such person or persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as the Collateral Agent, with the consent of the Required Banks, may consider necessary or desirable in any case only for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located. Absent any specific agreement to the contrary, any co-agent or co-agents appointed hereunder shall, to the extent applicable, have the rights, obligations and duties of the Collateral Agent hereunder. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank. Except as otherwise provided in this Agreement, during the existence of a Default or an Event of Default, the Agent, as Collateral Agent, agrees to make only such demands and give only such notices under the Security Documents as it is instructed in writing to give, and to take only such action to enforce the Security Documents and to only collect and/or dispose of the Collateral or any portion thereof as it is instructed in writing to take, collect or dispose of any of the Collateral pursuant to applicable law, by the Required Banks. The Collateral Agent agrees not to release the Collateral or any portion thereof except in accordance with the provisions of this Agreement and the other Loan Documents. The Collateral Agent shall not grant any consent (except as expressly contemplated by this Agreement or the other Loan Documents) or waiver in connection with, execute any amendment to or modification of, or exercise any discretion granted to it under any of the Security Documents, except in accordance with Section 9.06. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any of the Security Documents, or would in its reasonable opinion subject it or any of its agents, officers, employees or directors to personal liability.

     Section 7.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     Section 7.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     Section 7.04 Rights of Agent and its Affiliates as a Bank. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     Section 7.05 Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, any environmental liabilities arising from or related to any of the Collateral and any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses arising from any action taken at the direction of the Required Banks to enforce the Security Documents (excluding, unless an Event of Default has occurred and is continuing, the normal administrative out of pocket costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the negligence or willful misconduct of the Agent.

     Section 7.06 Consequential Damages. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY
PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT
OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 7.07 Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     Section 7.08 Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

     Section 7.09 Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

     Section 7.10 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time (both as Agent and as Collateral Agent) by giving notice thereof to the Banks and the Borrower and the Agent (both as Agent and as Collateral Agent) may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent (both as Agent and as Collateral Agent). If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent (both as Agent and as Collateral Agent). Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder, and the retiring Agent shall cooperate in the execution and recording of any amendments to the Security Documents which are necessary to reflect the identity of the successor Collateral Agent. After any retiring Agent's resignation


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

or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                  ARTICLE VIII
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         Section 8.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         Section 8.03  Increased Cost and Reduced Return.

         (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                  (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         Section 8.04  Base Rate Loans Substituted for Euro-Dollar Loans. If
(i) the obligation of any Bank to make or maintain any Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

         Section 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 2.09, 2.10, 6.01,
8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, if such Euro-Dollar Loan is a Euro-Dollar Loan, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         Section 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03  Expenses; Documentary Taxes. The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents and all Enforcement Costs. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         Section 9.04  Indemnification. The Borrower shall indemnify the
Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, or from use or condition of the Collateral or from any claims arising or asserted as a result of the use, condition, occupancy or ownership by the Borrower or any Guarantor of any of the Collateral, or by reason of the interests of the Collateral Agent therein or arising from its serving in such capacity, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

         Section 9.05  Setoff; Sharing of Setoffs.

         (a) The Borrower hereby grants to the Agent and each Bank a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The

Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.06  Amendments and Waivers.

         (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, unless signed by all Banks, no such amendment or waiver shall, unless signed by all Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the Collateral (other than as expressly provided in this Agreement or the other Loan Documents), or (viii) release any Guarantee given to support payment of the Loans, (ix) change the definition of "Borrowing Base" or (x) amend the provisions of Section 9.05.

         (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

         Section 9.07 No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 9.08  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release without substitution of all or any substantial part of the Collateral, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

         (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 3 Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to each of such Assignee and such transferor Bank.

         (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

         Section 9.09 Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause
(ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action, and (ix) by any Designated Bank to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Bank which has agreed in writing to be bound by the provisions of this Section 9.09 and to use such information solely for purposes of evaluating the creditworthiness of the Borrower and the Guarantor and their abilities to perform their obligations under this Agreement and the other Loan Documents.

         Section 9.10 Representation by Banks. Each Bank hereby represents that it is a commercial Bank or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

         Section 9.11 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 9.12 Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         Section 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         Section 9.14 Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         Section 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         Section 9.16 Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower.

Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         Section 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9.18 Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor
(ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                    JDN REALTY CORPORATION     (SEAL)



                                    By:
                                        ----------------------------
                                        Title:

                                    JDN Realty Corporation
                                    359 East Paces Ferry Road
                                    Suite 400
                                    Atlanta, Georgia 30305
                                    Attention: Craig Macnab
                                               Chief Executive Officer
                                    Telecopier number:   404-504-6446
                                    Confirmation number: 404-504-6703

COMMITMENTS                      WACHOVIA BANK, N.A. (as successor)
                                 in interest to Wachovia Bank of Georgia, N.A.)
                                 as Agent and as a Bank     (SEAL)




$57,750,000                      By:
                                     --------------------------------
                                     Title:

                                 Lending Office
                                 Wachovia Bank, N.A.
                                 191 Peachtree Street, N.E.
                                 Atlanta, Georgia 30303-1757
                                 Attention:  Steven B. Wood
                                 Telecopier number:   404-332-4066
                                 Confirmation number: 404-332-5671

                                 PNC BANK, NATIONAL
                                 ASSOCIATION       (SEAL)




$40,906,250                      By:
                                     -------------------------------
                                     Title:

                                 Lending Office
                                 PNC Bank, National Association
                                 249 Fifth Avenue
                                 One PNC Plaza
                                 Mail Stop P1-POPP-19-2
                                 Pittsburgh, Pennsylvania 15222
                                 Attention: Wayne Robertson
                                 Telecopier number:   412-762-6500
                                 Confirmation number: 412-762-8452

                                 BANKERS TRUST COMPANY       (SEAL)




$23,406,250                      By:
                                    ------------------------------
                                    Title:

                                 Lending Office
                                 Bankers Trust Company
                                 130 Liberty Street, 25th Floor
                                 New York, New York  10017
                                 Attention: Mr. Jeffrey Baevsky
                                 Telecopier number:    212-669-0764
                                 Confirmation number:  212-250-4466

                                 COMMERZBANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES         (SEAL)




$17,718,750                      By:
                                     ----------------------------
                                     Title:



                                 By:
                                     ----------------------------
                                     Title:

                                 Lending Office
                                 Commerzbank AG, New York and Grand
                                 Cayman Branches
                                 2 World Financial Center
                                 New York, New York  10281
                                 Attention:  Mr. Marcus Perry
                                 Telecopier number:   212-266-7565
                                 Confirmation number: 212-266-7581

                                 SOUTHTRUST BANK, NATIONAL
                                 ASSOCIATION             (SEAL)




$13,343,750                      By:
                                     ----------------------------
                                     Title:

                                 Lending Office
                                 Southtrust Bank, National Association
                                 Institutional Real Estate Group
                                 420 North 20th Street, Suite 1100
                                 Birmingham, Alabama 35203
                                 Attention:  Ms. Lynn W. Feuerlein
                                 Telecopier number:   205-254-8270
                                 Confirmation number: 205-254-5870

                                 KEYBANK, N.A.            (SEAL)




$13,125,000                      By:
                                     ----------------------------
                                     Title:

                                 Lending Office
                                 KeyBank N.A.
                                 129 Public Square
                                 Cleveland, Ohio 44114-1306
                                 Attention:  Mr. Daniel R. Heberle
                                 Telecopier number:    216-689-4997
                                 Confirmation number:  216-689-0801

                                 FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION                (SEAL)


$8,750,000                       By:
                                     ----------------------------
                                     Title:

                                 Lending Office
                                 First Tennessee Bank National
                                 Association
                                 701 Market Street
                                 Chattanooga, TN  37402
                                 Attention:  Mr. Timothy L. Collins
                                 Telecopier number:    423-757-4040
                                 Confirmation number:  423-757-4205


TOTAL COMMITMENTS:

$175,000,000

                                                                     EXHIBIT A-1

                              SYNDICATED LOAN NOTE


                                Atlanta, Georgia
                                  May 19, 2000


            For value received, JDN REALTY CORPORATION, a Maryland corporation (the "Borrower"), promises to pay to the order of ____________________________, a ____________________ (the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($ ), or
such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

            All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This Syndicated Loan Note is one of the Syndicated Loan Notes referred to in the Second Amended and Restated Credit Agreement dated as of May 19, 2000 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement") and amends and restates the Syndicated Loan
Note issued pursuant to the Amended and Restated Credit Agreement dated as of September 2, 1998, as amended prior to the date hereof. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Syndicated Loan Note is collected by law or through an attorney at law.

            The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

            IN WITNESS WHEREOF, the Borrower has caused this Syndicated Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                 JDN REALTY CORPORATION       (SEAL)

                                 By:
                                     -------------------------------
                                     Title:

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL


                      Base Rate          Amount              Amount of
                      or Euro-           of                  Principal          Maturity            Notation
Date                  Dollar Loan        Loan                Repaid             Date                Made By
------------------------------------------------------------------------------------------------------------

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

                                                                     EXHIBIT A-2

                                 SWING LOAN NOTE


                                Atlanta, Georgia
                                  May 19, 2000


            For value received, JDN REALTY CORPORATION, a Maryland corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Bank"), for the account of its Lending Office, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000), or such lesser amount as shall equal the unpaid principal amount of each Swing Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate provided for Base Rate Loans on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

            All Swing Loans made by the Bank, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This Swing Loan Note is the Swing Loan Note referred to in the Second Amended and Restated Credit Agreement dated as of even date herewith among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

            IN WITNESS WHEREOF, the Borrower has caused this Swing Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                 JDN REALTY CORPORATION     (SEAL)



                                 By:
                                     -----------------------------
                                     Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


                                               Amount of
                      Amount of                Principal                 Maturity               Notation
Date                  Loan                     Repaid                    Date                   Made By
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                   OPINION OF
               COUNSEL FOR THE BORROWER AND THE INITIAL GUARANTORS






                                                           [Dated as provided in
                                           Section 3.01 of the Credit Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: Steven B. Wood

Dear Sirs:

We have acted as counsel for JDN Realty Corporation, a Maryland corporation (the "Borrower"), and JDN Development Company, Inc., a Delaware corporation ("JDN DCI"), JDN Realty AL, Inc. ("JDN AL"), JDN Realty Holdings, L.P. ("JDN Holdings") and JDN Realty, LP, Inc. ("JDN LP") (JDN DCI, JDN AL, JDN Holdings and JDN LP being sometimes referred to as the Initial Guarantors"), in connection with the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 19, 2000, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate or partnership records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Agent have been duly authorized by each Bank and by the Agent.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland and has all corporate powers required to carry on its business as now conducted. Each of JDN DCI and JDN LP is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted. JDN AL is a corporation duly incorporated, validly existing and in good standing under the laws of Alabama and has all corporate powers required to carry on its business as now conducted. JDN Holdings is a limited partnership duly organized, validly existing and in good standing under the laws of Georgia and has all corporate powers required to carry on its business as now conducted.

            2. The execution, delivery and performance by the Borrower and the Initial Guarantors, as applicable, of the Credit Agreement, the Notes and the other Loan Documents to which it is a party, (i) are within its corporate or partnership powers, (ii) have been duly authorized by all necessary corporate or partnership action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or partnership certificate of the Borrower or the Initial Guarantors or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower or the Initial Guarantors and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or the Initial Guarantors or any of the other Subsidiaries, except in favor of the Collateral Agent to secure the Secured Obligations pursuant to the Security Documents.

            3. The Loan Documents to which the Borrower is a party constitute (or as to the Security Documents, will constitute, when executed and delivered in accordance with the Agreement) valid and binding agreements of the Borrower, and the Loan Documents to which the Guarantor is a party constitute (or as to the Security Documents to which it is a party, will constitute, when executed and delivered in accordance with the Agreement) valid and binding agreement of the Initial Guarantors, in each case enforceable against it in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

            4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower before any court or arbitrator or any governmental body, agency or official which in any manner questions the validity or enforceability of any of the Loan Documents.

            5. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            6. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

We are qualified to practice in the State of Georgia and do not purport to be experts on any laws other than the laws of the United States and the State of Georgia and this opinion is rendered only with respect to such laws, and, as expressly provided and subject to the limitations contained in the last sentence of this paragraph, the corporate law of the State of Maryland. We have made no independent investigation of the laws of any other jurisdiction. As to (x) the opinions expressed in paragraph 1 with respect to as to due incorporation, valid existence and good standing in Maryland of the Borrower, our opinion is based solely on our review of the good standing certificate issued by the Secretary of State of Maryland dated May 19, 2000, and (y) the opinions expressed in paragraph 1 and clause (ii) of paragraph 2 with respect to the Borrower's corporate powers under Maryland law, we have relied solely on our review of Sections 2-101 through 2-104, inclusive, of the Maryland General Corporation Law, and our review of the Borrower's Articles of Incorporation and Bylaws and relevant resolutions of its Board of Directors.

This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue without our prior written consent.

                                 Very truly yours,

                                                                      EXHIBIT C

                                   OPINION OF
                          JONES, DAY, REAVIS & POGUE,
                         SPECIAL COUNSEL FOR THE AGENT






                                                          [Dated as provided in
                                          Section 3.01 of the Credit Agreement]

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: Steven B. Wood
Telecopier number:   404-332-4066
Confirmation number: 404-332-5671

Dear Sirs:

We have participated in the preparation of the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 19, 2000, among JDN Realty Corporation, a Maryland corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, each of the Notes and the other Loan Documents to which the Borrower is a party by or on behalf of the Borrower, and of the Guaranty and the other Loan Documents to which any of the Initial Guarantors is a party by such Initial Guarantors, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower, each Note constitutes valid and binding obligations of the Borrower, and each of the other Loan Documents to which the Borrower is a party constitutes a valid and binding obligation of the Borrower, the Guaranty constitutes a valid and binding agreement of the Initial Guarantors, and each of the other Loan Documents to which any of the Initial Guarantors is a party constitutes (or as to the Security Documents, will constitute, when executed and delivered in accordance with this Agreement) a valid and binding obligation of such Initial Guarantor, enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Notes, the Guaranty and the other Loan Documents may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Notes, the Guaranty and the other Loan Documents, except for the economic consequences of any procedural delay which may result from such laws.

In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                                          Very truly yours,

                                                                       EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE
                             Dated ________ ___,___


                  Reference is made to the Second Amended and Restated Credit Agreement dated as of May 19, 2000(together with all amendments and modifications thereto, the "Credit Agreement") among JDN Realty Corporation, a Maryland corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  ____________________(the "Assignor") and_______________(the
         "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ___ % interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ___ % interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and am ___ interest (which on the Effective Date hereof is $ ) in the Syndicated Loans [and Swing Loans] owing to the Assignor and a % interest in the Note[s] held by the Assignor (which on the Effective Date hereof is $__________).

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Syndicated Loans [and Swing Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $______ ; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [a new Syndicated Loan Note dated , in the principal amount of $__________ payable to the order of the Assignee [and a new Swing Loan Note dated _____ , in the principal amount of $_____ payable to the order of the Assignee] [new Notes as follows: a (i) Syndicated Loan Note dated _____ ,___ in the principal amount of $_____________ payable to the order of the Assignor (ii) Syndicated Loan Note dated ________ , ____ in the principal amount of $ payable to the order of the Assignee, [and (iii) and a new Swing Loan Note dated ______________, in the principal amount of $10,000,000 payable to the order of the Assignee].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in
Section 9.18 of the Credit Agreement[, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                  4. The Effective Date for this Assignment and Acceptance shall be ____ ,___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

                  5. Upon such execution and acceptance by the Agent [and execution by the Borrower] [IF REQUIRED BY THE CREDIT AGREEMENT], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                  6. Upon such execution and acceptance by the Agent [and execution by the Borrower] [IF REQUIRED BY THE CREDIT AGREEMENT], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.


                                             [NAME OF ASSIGNOR]


                                             By:
                                                 ------------------------------
                                                 Title:


                                             [NAME OF ASSIGNEE]


                                             By:
                                                 ------------------------------
                                                 Title:


                                             Lending Office:
                                             [Address]


                                             WACHOVIA BANK, N.A.,
                                             As Agent


                                             By:
                                                 ------------------------------
                                                 Title:


                                             JDN REALTY CORPORATION
                                             IF REQUIRED BY THE CREDIT AGREEMENT


                                             By:
                                                 ------------------------------
                                                 Title:

                                                             EXHIBIT E

                              NOTICE OF BORROWING
                             JDN Realty Corporation

                              _________________, 2000


FAX (404) 332-5019 (ORIGINAL REQUEST)          FAX (404) 332-4066 (COPY)
-------------------------------------          -------------------------
Ms. Yasmin Ajani  _________                    Mr. Steven B. Wood
Syndicate Services_________                    Real Estate Financial Services
Wachovia Bank, N.A.________                    Wachovia Bank, N.A.
191 Peachtree Street, N.E.                     191 Peachtree Street, N.E.
Mail Code GA-382, 27th Floor                   Mail Code GA-1810, 30th Floor
Atlanta, Georgia  30303-1757                   Atlanta, Georgia  30303-1757

         Re: Second Amended and Restated Credit Agreement dated as of May 19, 2000 in the amount of $175,000,000 (the "Credit Agreement) by and among JDN Realty Corporation (the "Borrower"), Wachovia Bank, N.A. (the "Agent" or "Swing Bank") and the Banks who are signatories thereto (the "Banks").

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. This is our request to the Agent to make the Advances or to effect Repayments under the Credit Agreement as described in the following schedule and to select interest rates with respect to this activity.

SYNDICATED LOAN ACTIVITY

                                                                                    ----------------------------------
1.     Syndicated Loan Balance from Prior Day                                       $
                                                                                    ----------------------------------
2.     Today's Syndicated Loan Advance                                          +   $
                                                                                    ----------------------------------
3.     Today's Syndicated Loan Repayment                                        -   $
                                                                                    ----------------------------------
4.     Syndicated Loan Balance after Today's Activity (1+2-3)                   =   $
                                                                                    ----------------------------------

SWING LOAN ACTIVITY (NOT TO EXCEED $10 MILLION)
                                                                                    ----------------------------------
5.     Swing Loan Balance from Prior Day                                            $
                                                                                    ----------------------------------
6.     Today's Swing Loan Advance                                               +   $
                                                                                    ----------------------------------
7.     Today's Swing Loan Repayment                                             -   $
                                                                                    ----------------------------------
8.     Swing Loan Balance after Today's Activity (5+6-7)                        =   $
                                                                                    ----------------------------------

SUMMARY OF AGGREGATE LOAN ACTIVITY
                                                                                    ----------------------------------
9.     Aggregate Loan Balance before Today's Activity (1+5)                         $
                                                                                    ----------------------------------
10.    Today's Aggregate Loan Advance (2+6)                                     +   $
                                                                                    ----------------------------------
11.    Today's Aggregate Loan Repayment (3+7)                                   -   $
                                                                                    ----------------------------------
12.    Aggregate Loan Balance after Today's Activity (4+8)                      =   $
                                                                                    ----------------------------------

         You are authorized to execute the following transactions with respect to our account (a) Credit in the case of Advances or (b) Debit in the case of Repayments the account of JDN Realty Corporation at Wachovia Bank, N.A., Atlanta, Georgia, Account # ____________________.

SYNDICATED LOAN

                    INTEREST RATE ELECTION FOR LOAN ADVANCES


Borrower hereby elects the following interest rate(s) with respect to the Syndicated Loan advance requested hereby:

----------------------------------------- --------------------- ---------------- ------------------ ------------------
         INTEREST RATE SELECTED              AMOUNT OF LOAN                        INTEREST RATE      INTEREST RATE
              FOR ADVANCE                       ADVANCE          INTEREST RATE       COMMENCES           EXPIRES
----------------------------------------- --------------------- ---------------- ------------------ ------------------
Base Rate                                 $
----------------------------------------- --------------------- ---------------- ------------------ ------------------
For Euro Dollar Loans:
----------------------------------------- --------------------- ---------------- ------------------ ------------------
One-Month LIBOR                           $                                   %
----------------------------------------- --------------------- ---------------- ------------------ ------------------
Two-Month LIBOR                           $                                   %
----------------------------------------- --------------------- ---------------- ------------------ ------------------
Three-Month LIBOR                         $                                   %
----------------------------------------- --------------------- ---------------- ------------------ ------------------
Six-Month LIBOR                           $                                   %
----------------------------------------- --------------------- ---------------- ------------------ ------------------

                         APPLICATION OF LOAN REPAYMENTS

Borrower hereby instructs Agent to apply the above requested Syndicated Loan repayment to the portions of the Syndicated Loan described below:

----------------------------------------- --------------------- ---------------- -----------------
         INTEREST RATE SELECTED              AMOUNT OF LOAN                       INTEREST RATE
              FOR ADVANCE                       ADVANCE          INTEREST RATE       EXPIRES
----------------------------------------- --------------------- ---------------- -----------------
Base Rate                                 $
----------------------------------------- --------------------- ---------------- -----------------
Euro-Dollar Loan                          $                                   %
----------------------------------------- --------------------- ---------------- -----------------
Euro-Dollar Loan                          $                                   %
----------------------------------------- --------------------- ---------------- -----------------
Euro-Dollar Loan                          $                                   %
----------------------------------------- --------------------- ---------------- -----------------

CERTIFICATIONS AND COMPLIANCE WITH BORROWING BASE LIMITATIONS

The maximum amount available to be borrowed under Section 2.01 of the Credit Agreement, net of amounts to be paid with the proceeds of this Borrowing and after giving effect to repayments of the Loans, is as follows:

     [USE THE FOLLOWING PRIOR TO THE FINAL BORROWING BASE PROPERTY PERFECTION DATE.]


     (a)      Initial Borrowing Base per most recent Borrowing Base Certificate           $
                                                                                          ---------------

     (b)      Principal Amount of Initial New Advances outstanding                        $
                                                                                          ---------------

     (c)      The Initial New Advances limit $22,200,000 less the amount of (b)           $
                                                                                          ---------------

     (d)      lesser of (a) or (c)                                                        $
                                                                                          ---------------

     (e)      Transitional Borrowing Base per most recent Borrowing
              Base Certificate                                                            $
                                                                                          ---------------

     (f)      Principal amount outstanding under Syndicated Loans                         $
                                                                                          ---------------

(g)      Principal amount outstanding under Swing Loans                         $
                                                                                  ---------------

(h)      Total Principal amount outstanding, sum of (f) and (g)                 $
                                                                                  ---------------

(i)      The greater of the amount by which (e) exceeds (h) or zero             $
                                                                                  ---------------

(j)      Amount available to be borrowed (lesser of (c) or (i) or amount
         to be repaid if negative.                                              $
                                                                                  ---------------

[USE THE FOLLOWING AFTER THE FINAL BORROWING BASE PROPERTY PERFECTION DATE]

(a)      Aggregate amount of Commitments                                        $
                                                                                  ---------------

(b)      Borrowing Base per most recent Borrowing Base Certificate              $
                                                                                  ---------------

(c)      Principal amount outstanding under Syndicated Loans                    $
                                                                                  ---------------

(d)      Principal amount outstanding under Swing Loans                         $
                                                                                  ---------------

(e)      Total Principal amount outstanding (sum of (c) and (d))                $
                                                                                  ---------------

(f)      Amount available to be borrowed (lesser of (a) and (b), less (e)) or
         amount to be repaid if negative.                                       $
                                                                                  ---------------

         We hereby certify that the Borrowing requested by this Notice of Borrowing shall not cause: (i) prior to the Final Borrowing Base Perfection Date, the Initial New Advances to exceed the Initial Borrowing Base or the principal amount of the Loans outstanding to exceed the Transitional Borrowing Base; and (ii) after the Final Borrowing Base Perfection Date, the principal amount of the Loans outstanding to exceed the Borrowing Base.

         We further certify that Borrower is in compliance with the Credit Agreement and the Loan Documents and that no Default or Event of Default under the Credit Agreement or the Loan Documents has occurred or will be in existence after giving effect to any Borrowing under the Credit Agreement contemplated hereby.

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ____ day of ______.


                                             JDN REALTY CORPORATION




                                             By:
                                                --------------------------------
                                                Title:

                                                                      EXHIBIT F



                             COMPLIANCE CERTIFICATE




                  Reference is made to the Second Amended and Restated Credit Agreement dated as of May 19, 2000 (as hereafter modified and supplemented and in effect from time to time, the "Credit Agreement") by and among JDN Realty Corporation, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section 5.01(c) of the Credit Agreement,_______ , the duly authorized ________________ of the Borrower, hereby (i) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ____ , ____ , and that no Default is in existence on and as of the date hereof and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.


                                                 JDN REALTY CORPORATION



                                                 By:
                                                    ---------------------------
                                                    Its:

                             COMPLIANCE CHECK LIST
                             JDN REALTY CORPORATION

                               ------------------

                                         ,
                                 -------  ----

                  1. Ratio of Consolidated Total Liabilities to Gross Asset Value (Section 5.19)

The ratio of Total Consolidated Liabilities to Gross Asset Value shall at all times be equal to or less than 0.60 to 1.0.

         (a)      Total Consolidated Liabilities
                  Schedule 1                                      $
                                                                   ----------

         (b)      Gross Asset Value    Schedule 2                 $
                                                                   ----------

         (c)      Actual ratio of (a) to (b)                           to 1.0
                                                                  ----

                  Maximum ratio                                   0.60 to 1.0

                  2. Ratio of Total Secured Debt to Gross Asset Value (Section 5.20)

                  The ratio of Total Secured Debt to Gross Asset Value shall at all times be equal to or less than 0.40 to 1.0.

         (a)      Total Secured Debt         Schedule 3           $
                                                                   ----------

         (b)      Gross Asset Value Schedule 2                    $
                                                                   ----------

         (c)      Actual ratio of (a) to (b)                           to 1.0
                                                                  ----

                  Maximum ratio                                   0.40 to 1.0

                  3. Ratio of EBITDA to Consolidated Interest Expense (Section 5.21)

                  The ratio of EBITDA to Consolidated Interest Expense for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters will not be less than 2.0 to 1.00, calculated at the end of each Fiscal Quarter.

         (a)      EBITDA   Schedule 4                             $
                                                                   ----------

         (b)      Consolidated Interest Expense(1)                $

         (c)      actual ratio of (a) to (b)                           to 1.0
                                                                  ----

                  Minimum ratio                                    2.0 to 1.0

--------------
(1)        During Fiscal Quarter just ended and immediately preceding 3 Fiscal
Quarters

                  4.       Restricted Payments (Section 5.15)(2)

                  The Borrower's Restricted Payments in any calendar year shall not exceed (i) for the calendar year ending December 31, 2000, 100%, and (ii) for all calendar years thereafter, 95% of "REIT taxable income" (as defined in the Code) for such period, unless the Borrower must pay out an amount in excess of 100% or 95%, as applicable, of REIT taxable income to permit the Borrower to preserve its status as a real estate investment trust, or avoid payment of excise tax or income tax related to undistributed income, under the applicable provisions of the Code and except for Restricted Payments necessary to fund the purchase of Capital Stock pursuant to employee benefit plans in the ordinary course of business or to satisfy the requirements of stock option plans in effect as of the Closing Date. The Borrower shall not directly or indirectly repurchase (or finance the repurchase) of, or make any voluntary prepayments on, Debt of the types described in clauses (i), (ii), (viii) and (x) of the definition of Debt (whether secured or unsecured), other than Debt hereunder or under the Term Credit Agreement or from the net proceeds of the sale of Property (other than any Borrowing Base Property which has not been released pursuant to Section 5.27(b)).

         (a)      Restricted Payments for current calendar year(3)               $
                                                                                  ----------

         (b)      REIT taxable income for current calendar year                  $
                                                                                  ----------

         (c)      [100%] [95%] of (b)                                            $
                                                                                  ----------
                  Limitation: (a) may not exceed (c)

                  5. Guarantees (Section 5.22)

                  Neither the Borrower nor any Guarantor will create, assume or suffer to exist any Guarantees of Debt of other Persons, except (i) Guarantees in existence on March 31, 2000 in the aggregate amount as of March 31, 2000 of $22,214,794 and set forth on Schedule 5.22, (ii) Guarantees of Debt of the Borrower or other Guarantors and (iii) other Guarantees in an aggregate amount not exceeding at any time 10% of Gross Asset Value as of the last day of the Fiscal Quarter just ended.

         (a)      Amount Guaranteed by other Guarantees
                  not permitted by clauses (i) and (ii)                           $
                                                                                    -----------

         (b)      Gross Asset Value Schedule 2                                    $
                                                                                    -----------

         (c)      10% of (b)                                                      $
                                                                                    -----------

                  Limitation: (a) may not exceed (c)

                  6. Consolidations, Mergers and Sales of Assets (Section 5.05)

                  Neither the Borrower nor any of the Guarantors will consolidate or merge with or into, or acquire all or substantially all of the assets or stock of any other Person, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that:

---------------
(2) Include this paragraph 6 and Schedule 7 only with the first Compliance Certificate furnished after the end of each Fiscal Year. Amounts included herein are for the year ended December 31, ____.

(3)       Other than Restricted Payments excepted by Section 5.15

                  [(i) . . . (iv)]


                  (v) the foregoing limitation on the acquisition of all or substantially all the assets or stock of another Person shall not prohibit, during any Fiscal Quarter, the acquisition of all or substantially all of the assets or stock of another Person unless the aggregate assets or stock acquired in a single acquisition or series of related acquisitions of all or substantially all of the assets or stock of another Person by the Borrower and the Guarantors during such Fiscal Quarter constituted more than 20% of Gross Asset Value at the end of the most recent Fiscal Quarter immediately preceding such Fiscal Quarter;

                  (vi) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred, by the Borrower and the Guarantors during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters (but in each case excluding transfers permitted under clauses (i) through (iv) above), constituted more than 25% of Gross Asset Value at the end of the most recent Fiscal Quarter immediately preceding such Fiscal Quarter.

         (a)      Aggregate amount of assets or stock
                  acquired in a single acquisition or
                  series of related acquisitions
                  during Fiscal Quarter just ended                              $
                                                                                 -----------

         (b)      Gross Asset Value   Schedule 2                                $
                                                                                 -----------

         (c)      20% of (b)                                                    $
                                                                                 -----------

                  Limitation:  (a) may not exceed (c)

         (d)      Aggregate amount of assets sold
                  during Fiscal Quarter just ended                              $
                                                                                 -----------

         (e)      Aggregate amount of assets sold
                  during 3 prior Fiscal Quarters                                $
                                                                                 -----------

         (f)      Sum of (d) and (e)                                            $
                                                                                 -----------

         (g)      25% of (b)                                                    $
                                                                                 -----------

                  Limitation: (f) may not exceed (g)

                  7. Loans or Advances (Section 5.16)

                  Loans and advances of the Borrower and the Guarantors as of the Closing Date (other than to Subsidiaries, which are set forth in Schedule 4.08, or in any Guarantor), are set forth in Schedule 5.16. Neither the Borrower nor any of the Guarantors shall make loans or advances after the Closing Date to any Person except as permitted by Section 5.17 and except:

                  (i) loans or advances to employees and directors not exceeding $1,000,000 in the aggregate principal amount outstanding at any time;

                  [(ii) . . .  (iii)]

                  (iv) other loans and advances by the Borrower and the Guarantors to any JDN Venture which (x) are evidenced by notes (and, if requested by the Agent, acting at the direction of the Required Banks, with such notes, together with any related mortgage, have been assigned to and pledged with the Agent, for the benefit of itself and the Banks, as security for the payment of all obligations of the Borrower to the Agent and the Banks hereunder) and (y) are in an amount which, together with Investments permitted by clause
                  (vi) of Section 5.17, do not exceed 15% of Gross Asset Value as of the end of the most recent Fiscal Quarter;

         (a)      Loans and advances to officers
                  and directors                                                         $
                                                                                         ---------

                  Limitation                                                            $1,000,000

         (b)      Other loans and advances evidenced by notes (and, if
                  required, pledged with Agent) and not permitted by
                  clauses (i) through (iii)                                             $
                                                                                         ---------

         (c)      See line (e) and "Limitation" of paragraph 8 below

                  8. Investments (Section 5.17)

                  Investments of the Borrower as of the Closing Date (other than in Subsidiaries, which are set forth in Schedule 4.08, or in any Guarantors), are set forth on Schedule 5.17. Neither the Borrower nor any of the Guarantors shall make Investments after the Closing Date in any Person except as permitted by Section 5.16 and except Investments in:

                  [(i) . . . (v)]

                  (vi) other Investments by the Borrower and the Guarantors in an amount which, (x) together with loans and advances permitted by clause (iv) of Section 5.16, do not exceed 15% of Gross Asset Value as of the end of the most recent Fiscal Year, and (y) with respect to Investments in Persons over which, after giving effect to such Investment, the Borrower or the Guarantors do not have Control, do not exceed 5% of Gross Asset Value as of the end of the most recent Fiscal Year;

         (a)      Line (b) of paragraph 9 above                                          $
                                                                                          --------

         (b)      Other Investments not permitted by
                  clauses (i) through (v)                                                $
                                                                                          --------

         (c)      Sum of (a) and (b)                                                     $
                                                                                          --------
         (d)      Gross Asset Value   Schedule 2                                         $
                                                                                          --------

         (e)      15% of (d)                                                             $
                                                                                          --------

         (f)      Limitation: (c) may not exceed (e)

         (g)      Investments included in line (b) in
                  Persons over which the Borrower or the
                  Guarantors do not have control                                         $
                                                                                          --------


         (h)      5% of (d)                                                             $
                                                                                          --------

                  Limitation: (f) may not exceed (g)

                  9. Ratio of EBITDA to Consolidated Fixed Charges (Section
                  5.27)

                  The ratio of EBITDA to Consolidated Fixed Charges for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters will not be less than 1.75 to 1.00, calculated at the end of each Fiscal Quarter.

         (a)      EBITDA   Schedule 4                                                     $
                                                                                           ----------

         (b)      Consolidated Interest Expense(4)                                        $
                                                                                           ----------

         (c)      dividends paid or declared
                  but not yet paid on preferred
                  stock(4)                                                                $
                                                                                           ----------

         (d)      aggregate amount of scheduled
                  principal amortization paid(5)                                          $
                                                                                           ----------

         (e)      sum of (b) through (d)                                                  $
                                                                                           ----------

         (f)      actual ratio of (a) to (e)                                                   to 1.0
                                                                                           ---

                  Minimum ratio                                                           1.75 to 1.0

--------------
(4)      During Fiscal Quarter just ended and immediately preceding 3 Fiscal
Quarters

(5) During Fiscal Quarter just ended and immediately preceding 3 Fiscal Quarters, but excluding any principal payments under this Agreement or any other agreement pertaining to revolving debt permitted under Section 5.23 and excluding any balloon payments on other Debt.

                                                                     Schedule 1

                         Total Consolidated Liabilities



         (a)      Consolidated Liabilities                                              $
                                                                                         ---------
         (b)      Debt Guaranteed by Borrower or any
                  Guarantor                                                             $
                                                                                         ---------

         (c)      face amount of all letters of credit
                  issued for the account of the Borrower
                  or any Guarantor                                                      $
                                                                                         ---------

                  TOTAL CONSOLIDATED LIABILITIES
                  (sum of (a) through (c))                                              $
                                                                                         ---------

                                                                     Schedule 2

                               Gross Asset Value


         (a)      Net Operating Income for the 3 month period ending on the
                  last day of the month just ended prior to the date of
                  determination, from each Property owned by the Borrower or
                  any Guarantor for at least one Fiscal Quarter Schedule 5              $
                                                                                         -----------

         (b)      4 times (a)                                                           $
                                                                                         -----------

         (c)      (b) divided by 0.10                                                   $
                                                                                         -----------

         (d)      book value of each Property owned by the Borrower or any
                  Guarantor for less than one Fiscal Quarter                            $
                                                                                         -----------

         (e) aggregate amount of all unrestricted cash and accounts receivable not past due of the Borrower and the Guarantors

         (f)      book value of Construction in Progress of each Property owned
                  by the Borrower or any Guarantor                                      $
                                                                                         -----------

         (g)      aggregate amount of all restricted cash held by a Qualified
                  Intermediary on behalf of the Borrower or any
                  Guarantor                                                             $
                                                                                         -----------

         (h)      aggregate principal amount outstanding of all Replacement
                  Property Development Loans as to which the development of the relevant property is controlled by the Borrower, a Guarantor
                  or an Affiliate thereof.                                              $
                                                                                         -----------

                  GROSS ASSET VALUE (sum of (c) through (g))                            $
                                                                                         -----------

                                                                     Schedule 3

                              Total Secured Debt(6)

                                                      INTEREST                   FINAL
                                                        RATE(7)                 MATURITY               TOTAL
                                                        ----                    --------               -----
Money Borrowed
--------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
        Total Money Borrowed                                                                         ------------

Deferred Purchase Price(8)
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
---------------------------------------           -----------------         ----------------         ------------
                                                                                                    $
Total Deferred Purchase Price                                                                        -----------

---------------
(6) Include only Debt secured by an Other Mortgage
(7) If rate is fixed, insert contract rate. If rate is floating, state that.
(8) Exclude trade accounts payable in the ordinary course of business.

Capital Leases in which Borrower is the Tenant

                                                                               $
-----------------------------------------------------------------               --------
                                                                               $
-----------------------------------------------------------------               --------

Total Capital Leases                                                           $
                                                                                --------

Letter of Credit Reimbursement
Obligations
                                                                               $
-----------------------------------------------------------------               --------
                                                                               $
-----------------------------------------------------------------               --------

Total Letter of Credit
Reimbursement Obligations
 $
  --------

Guarantees of Debt of Persons other than Borrower and Guarantors

                                                                               $
------------------------------  ---------------  ----------------               --------
                                                                               $
------------------------------  ---------------  ----------------               --------
                                                                               $
------------------------------  ---------------  ----------------               --------
                                                                               $
------------------------------  ---------------  ----------------               --------
                                                                               $
------------------------------  ---------------  ----------------               --------


         TOTAL SECURED DEBT                                                    $
                                                                                ========

                                                                     Schedule 4

                                     EBITDA


    quarter
---        ---
                  consolidated net income(9)                                    $
                                                                                 -----------
                  less extraordinary gains                                     ($           )
                                                                                 -----------
                  plus extraordinary losses                                     $
                                                                                 -----------
                  plus Consolidated Interest Expense                            $
                                                                                 -----------
                  plus taxes on income                                          $
                                                                                 -----------
                  plus depreciation and amortization                            $
                                                                                 -----------
                  plus other non-cash charges                                   $
                                                                                 -----------
                       Total                                                    $
                                                                                 -----------
    quarter
---        ---
                  consolidated net income(10)                                   $
                                                                                 -----------
                  less extraordinary gains                                     ($           )
                                                                                  ----------
                  plus extraordinary losses                                     $
                                                                                 -----------
                  plus Consolidated Interest Expense                            $
                                                                                 -----------
                  plus taxes on income                                          $
                                                                                 -----------
                  plus depreciation and amortization                            $
                                                                                 -----------
                  plus other non-cash charges                                   $
                                                                                 -----------
                       Total                                                    $
                                                                                 -----------
    quarter
---        ---
                  consolidated net income(10)                                   $
                                                                                 -----------
                  less extraordinary gains                                     ($           )
                                                                                 -----------
                  plus extraordinary losses                                     $
                                                                                 -----------
                  plus Consolidated Interest Expense                            $
                                                                                 -----------
                  plus taxes on income                                          $
                                                                                 -----------
                  plus depreciation and amortization                            $
                                                                                 -----------
                  plus other non-cash charges                                   $
                                                                                 -----------
                       Total                                                    $
                                                                                 -----------
    quarter
---        ---
                  consolidated net income(10)                                   $
                                                                                 -----------
                  less extraordinary gains                                     ($           )
                                                                                 -----------
                  plus extraordinary losses                                     $
                                                                                 -----------
                  plus Consolidated Interest Expense                            $
                                                                                 -----------
                  plus taxes on income                                          $
                                                                                 -----------
                  plus depreciation and amortization                            $
                                                                                 -----------
                  plus other non-cash charges                                   $
                                                                                 -----------
                       Total                                                    $
                                                                                 -----------
                       EBITDA                                                   $
                                                                                 ===========

---------------
(9) Add back the amount of Anchor Tenant Settlement Payment that is accounted for as an expense in the applicable period

                                                                     Schedule 5

                            Net Operating Income(10)


(for Fiscal Quarter just ended)

    quarter
---        ---

                  Property revenues                                             $
                                                                                 -----------
                  less Property expenses(11)
                       (excluding depreciation, amortization
                       and debt service)                                       ($           )
                                                                                 -----------
                  less management fee (3% of gross
                  rental income, excluding
                  percentage rents)                                            ($           )
                                                                                 -----------
                  less capital reserve ($0.15 per leasable
                  square foot)                                                 ($           )
                                                                                 -----------

                  NET OPERATING INCOME                                          $
                                                                                 -----------

-------------
(10)       Include only Properties owned for at least one Fiscal Quarter
(11) If such period is less than a year, expenses that are payable less frequently than monthly during the course of a year (e.g. real estate taxes and insurance premiums) shall be adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

                                                                      EXHIBIT G

                             JDN REALTY CORPORATION


                              CLOSING CERTIFICATE


         Reference is made to the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 19, 2000, among JDN Realty Corporation, the Banks listed therein, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.01(e) of the Credit Agreement,_________________, the duly authorized ______________ of JDN Realty Corporation, hereby certifies to the Agent and the Banks that, to the best of my knowledge, (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         Certified as May 19, 2000.



                                         By:
                                            -----------------------------------
                                            Printed Name:
                                                         ----------------------
                                            Title:
                                                  -----------------------------

                                                                      EXHIBIT H

                             JDN REALTY CORPORATION


                            SECRETARY'S CERTIFICATE


The undersigned,_______________________ , __________________, Secretary of JDN
Realty Corporation, a Maryland corporation (the "Borrower"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Second Amended and Restated Credit Agreement dated as of May 19, 2000 among the Borrower, Wachovia Bank, N.A. as Agent and as a Bank, and certain other Banks listed on the signature pages thereof, that:

                  1. There has been no amendment, modification or alteration of the Certificate of Incorporation of the Borrower since September 2, 1998 [EXCEPT __________, A COPY OF WHICH IS ATTACHED HERETO].

                  2. There has been no amendment, modification or alteration of the Bylaws of the Borrower since September 2, 1998, [EXCEPT __________, A COPY OF WHICH IS ATTACHED HERETO].

                  3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on April 27, 2000 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

                  4. __________ , who is _________ of the Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [s]he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and [his/her] signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is [his/her] genuine signature.

                  IN WITNESS WHEREOF, the undersigned has hereunto set[his/her] hand as of May 19, 2000.


                                     ------------------------------------------

                                                                      EXHIBIT I

                           BORROWING BASE CERTIFICATE


                  Reference is made to the Second Amended and Restated Credit Agreement dated as of May 19, 2000 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among JDN Realty Corporation, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section [3.01(h)][5.01(i)] of the Credit Agreement,___________ , the duly authorized _____________ of the Borrower, hereby (i) certifies to the Agent and the Banks that each of the Borrowing Base Properties satisfies the criteria set forth in the definition thereof for being included as a Borrowing Base Property, and the calculation of the Borrowing Base contained in this Borrowing Base Certificate is true, accurate and complete in all material respects, as of ______ , _____.

        [A.       The calculation of the Initial Borrowing Base is as
follows:(12)

         (a)      Net Operating Income for the 3 month period ending on the
                  last day of the Fiscal Quarter just ended prior to the date of determination, from each Initial Borrowing Base Property owned by the Borrower or any Guarantor
                  for at least one Fiscal Quarter                                        $
                                                                                         -----------

         (b)      4 times (a)                                                            $
                                                                                         -----------

         (c)      (b) divided by 0.10                                                    $
                                                                                         -----------

         (d)      0.60 times (c)                                                         $
                                                                                          ----------

         (e)      INITIAL BORROWING BASE: amount of (d)                                  $          ]
                                                                                          ----------

        [B.]      The calculation of the [Transitional](13) Borrowing Base is as follows:

         (a)      Net Operating Income for the 3 month period ending on the
                  last day of the Fiscal Quarter just ended prior to the date of determination, from each Borrowing Base Property owned by the Borrower or any Guarantor for at least one
                  Fiscal Quarter                                                         $-----------

         (b)      10 times (a)                                                           $
                                                                                          -----------

         (c)      4 times (b)                                                            $
                                                                                          -----------

         (d)      0.60 times (c)                                                         $
                                                                                          -----------

---------------
(12)       Include this portion prior to the Final Borrowing Base Perfection
           Date
(13)       Include this term prior to the Final Borrowing Base Perfection Date

                 [TRANSITIONAL] BORROWING BASE: amount of (d)                             $
                                                                                          -----------


                                                 JDN REALTY CORPORATION



                                                 By:
                                                    ---------------------------
                                                      Its:

                                                                       EXHIBIT J

                        LIST OF BORROWING BASE PROPERTIES




                             JDN REALTY CORPORATION
                            BORROWING BASE PROPERTIES
                                 LINE OF CREDIT

                        INITIAL BORROWING BASE PROPERTIES


                                                            Total                        Borrowing           %             %
  Property     Property Name                     Year      Company        1Q 2000         Base at         Occupied      Leased
   Number      Location                         Built      GLA sf(14)      NOI(15)      Closing Date      3/31/00       3/31/00
   ------      --------                         -----      ----------      -------      ------------      -------       -------

    301        Riverplace Shopping Center       1983       127,800      $  213,158       $ 5,115,792        92.1%        92.1%
               Canton, GA
    318        Five Forks Village               1990        89,066      $  217,992       $ 5,231,808        90.3%       100.0%
               Lawrenceville, GA
    346        Five Forks Crossing              1990        73,953      $  159,941       $ 3,838,584       100.0%       100.0%
               Lilburn, GA
    375        Freeway Junction                 1988       162,783      $  189,854       $ 4,556,496        99.1%        99.1%
               Stockbridge, GA
    380        Shannon Square                   1986       100,007      $  204,601       $ 4,910,424       100.0%       100.0%
               Union City, GA
    390        Woodstock Place                  1995       170,942      $  278,765       $ 6,690,360       100.0%       100.0%
                                                           -------      ----------       -----------
               Woodstock, GA

               TOTAL                                       596,751      $1,051,153       $25,227,672


---------------

(14) "GLA" Refers to gross leasable area of building improvements on any Borrowing Base Property, expressed in square feet
(15) "NOI" refers to Net Operating Income, as defined in the Credit Agreement to which this Exhibit J is attached

                         OTHER BORROWING BASE PROPERTIES
                  (INCLUDES INITIAL BORROWING BASE PROPERTIES)


                                                                                Total                         %             %
Property                                                             Year      Company        1Q 2000      Occupied     Leased
Number   Property Name                        Location               Built     GLA sf           NOI         3/31/00     3/31/00
------   -------------                        --------               -----     ------           ---         -------     -------
125      Southland Plaza                    Decatur, AL              1965      122,957        164,618         87.8%       87.8%
175      Pepperell Corners                  Opelika, AL              1993      274,430        397,538         74.0%      100.0%
176      Pepperell Corners - Ph II          Opelika, AL              1995       31,800         58,527        100.0%      100.0%
280      Capital West                       Tallahassee, FL          1990      109,055        204,917        100.0%      100.0%
301      Riverplace                         Canton, GA               1983      127,800        213,158         92.1%       92.1%
302      River Pointe                       Canton, GA               1996       39,005        119,506        100.0%      100.0%
310      Dodge County Marketplace           Eastman, GA              1990       53,366         75,477         95.5%       95.5%
315      Ft. Oglethorpe Marketplace         Fort Oglethorpe, GA      1973      176,903        205,383         98.5%       98.5%
318      Five Forks Village                 Lawrenceville, GA        1990       89,066        217,992         90.3%      100.0%
323      Bradley Park Crossing              Columbus, GA             1999      119,614        300,407        100.0%      100.0%
340      North Main Street                  LaFayette, GA            1990       78,426        126,281         95.4%       95.4%
346      Five Forks Crossing                Lilburn, GA              1990       73,953        159,941        100.0%      100.0%
360      Newnan Crossing                    Newnan, GA               1995      156,505        283,781        100.0%      100.0%
375      Freeway Junction                   Stockbridge, GA          1988      162,783        189,854         99.1%       99.1%
380      Shannon Square                     Union City, GA           1986      100,007        204,601        100.0%      100.0%
390      Woodstock Place                    Woodstock, GA            1995      170,942        278,765        100.0%      100.0%
405      River Hills                        Asheville, NC            1996      186,970        428,507        100.0%      100.0%
470      Pineridge Crossing                 Rockingham, NC           1988      168,776        238,938         99.4%       99.4%
545      Kelley Corners                     Lake City, SC            1991      135,963        162,608         98.2%       98.2%
552      MacArthur Marketplace              Irving, TX               1999      189,021        600,866        100.0%      100.0%
560      Nacogdoches Marketplace            Nacogdoches, TX          1999       49,013        106,563        100.0%      100.0%
600      Overlook at Hamilton Place         Chattanooga, TN          1992      214,581        382,834        100.0%      100.0%
605      Columbia Square                    Columbia, TN             1993       68,950        124,741         91.7%       91.7%
625      Northcreek Commons                 Goodlettsville, TN       1987       84,947        143,750         93.6%       93.6%
650      Memorial Village                   Murfreesboro, TN         1972      117,750        171,888         89.4%       89.4%
652      Towne Centre                       Murfreesboro, TN         1998      108,188        255,818        100.0%      100.0%
720      Bermuda Square                     Chester, VA              1977      116,311        270,828         96.6%       96.6%
781      Shopper's World at Brookfield      Brookfield, WI           1967      190,142        287,766        100.0%      100.0%
783      Brown Deer Center                  Brown Deer, WI           1967      217,094        266,483         97.3%       97.3%
785      Point Loomis                       Milwaukee, WI            1962      160,533        162,054        100.0%      100.0%
807      Tri-State Plaza                    Burlington, OH           1991      159,359        245,868        100.0%      100.0%
                                                                             ---------   ------------
                TOTAL                                                        4,054,210   $  7,050,258
                31 Properties
                BORROWING BASE                                                           $169,206,192

                                                                       EXHIBIT K

                                    GUARANTY


            THIS GUARANTY (this "Guaranty") is made as of May 19, 2000 by JDN DEVELOPMENT COMPANY, INC., a Delaware corporation, JDN REALTY AL, INC., an Alabama corporation, JDN REALTY, LP, INC., a Delaware corporation and JDN REALTY HOLDINGS, L.P., a Georgia limited partnership (each an "Initial Guarantor" and a "Guarantor"; the terms "Guarantor" and "Guarantors" shall include any Subsidiary of JDN Realty Corporation which becomes a Guarantor pursuant to Section 15 hereof and Section 5.25 of the Credit Agreement referred to below) in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;

                               W I T N E S S E T H


            WHEREAS, JDN REALTY CORPORATION, a Maryland corporation (the "Borrower"), WACHOVIA BANK, N.A., as Agent (the "Agent"), and certain other Banks from time to time party thereto have entered into a certain Second Amended and Restated Credit Agreement dated as of May 19, 2000 (as amended as of the date hereof and as it may be amended or modified further from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrower which will the benefit the Guarantors;

            WHEREAS, it is required by Section 5.25 of the Credit Agreement, that the Initial Guarantors execute and deliver this Guaranty whereby it and, together with other Guarantors which become such as contemplated in Section 15 hereof, shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Loan Documents; and

            WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, whether directly or indirectly, and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, and the other Loan Documents;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

            SECTION 2. Representations and Warranties. The Guarantors incorporate herein by reference as fully as if set forth herein all of the representations and warranties pertaining to the Guarantors contained in Article IV of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).

            SECTION 3. Covenants. The Guarantors covenant that, so long as any Bank has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, the Guarantors will fully comply with those covenants set forth in Article V of the Credit Agreement pertaining to the Guarantors, and the Guarantors incorporate herein by reference as fully as if set forth herein all of such covenants.

            SECTION 4. The Guaranty. The Guarantors hereby irrevocably, unconditionally and jointly and severally guarantee (i) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, including, without limitation, all Loans and interest thereon, all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement and the Arranger's Letter Agreement, and (ii) the timely performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount or perform such obligations, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, or perform such obligation in accordance with the terms and conditions therefor specified in the Credit Agreement or the other Loan Documents, and pay all costs of collection, including reasonable attorneys fees; provided that, notwithstanding the provisions of O.C.G.A. ss. 13-1-11(a)(2) to the contrary, the Guarantor shall not be obligated to pay more than the attorneys fees actually incurred in connection with such collection.

            SECTION 5. Guaranty Unconditional. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

            (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

            (iii) any release, nonperfection or invalidity of any direct or indirect security, if any, for any obligation of the Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

            (iv) any change in the corporate or partnership structure or ownership of the Borrower or any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

            (v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Loan Document; or

            (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

            SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

            SECTION 7. Waiver of Notice by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, or any other Person.

            SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

            SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

            SECTION 10. No Waivers. No failure or delay by the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Agent and the Required Banks, and shall be binding upon the Guarantors and their respective successors and permitted assigns.

            SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Agent, with the consent of the Required Banks.

            SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS AND THE Agent HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 14. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority pursuant and subject to the provisions of Section 2.10(c) of the Credit Agreement, the terms of which are incorporated herein by reference as to the Guarantors as fully as if set forth herein, and for such purposes, the rights and obligations of the Borrower under such Section shall devolve to the Guarantors as to payments required to be made by the Guarantors hereunder.

            SECTION 15. Additional Guarantors; Release of Guarantors. Section
5.25 of the Credit Agreement provides that all new Significant Subsidiaries and certain other Subsidiaries must become Guarantors, by, among other things, executing and delivering to the Agent a counterpart of this Guaranty. Any Subsidiary which executes and delivers to the Agent a counterpart of this Guaranty shall be a Guarantor for all purposes hereunder. Under certain circumstances described in the last sentence of Section 5.05 of the Credit Agreement, Guarantors may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such sentence, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.

            SECTION 16. Other Waivers by the Guarantors. The Guarantors hereby expressly waive, renounce, and agree not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations of the Guarantors hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantors, until payment in full of the Guaranteed Obligations. The waiver, renunciation and agreement contained in the immediately preceding sentence is for the benefit of the Agent and the Banks and also for the benefit of the Borrower who may assert the benefits thereof as a third-party beneficiary, and the Guarantors may be released from such waiver, renunciation and agreement only by the execution and delivery, by the Agent, the Required Banks and the Borrower, of an instrument expressly releasing the Guarantors therefrom.

            IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.


                                 JDN DEVELOPMENT COMPANY, INC.



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN REALTY AL, INC.



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN REALTY, LP, INC.



                                 By:
                                    ---------------------------
                                    Title:



                                 JDN REALTY HOLDINGS, L.P.


                                 By:
                                    ---------------------------
                                    Its General Partner

                                 By:
                                    ---------------------------
                                    Title:

                                                                       EXHIBIT L

                             CONTRIBUTION AGREEMENT


            THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of May 19, 2000, by and between JDN REALTY CORPORATION, a Maryland corporation (the "Principal") and JDN DEVELOPMENT COMPANY, INC. a Delaware corporation, JDN Realty AL, Inc., an Alabama corporation, JDN REALTY, LP, INC., a Delaware corporation and JDN REALTY HOLDINGS, L.P., a Georgia limited partnership (each an "Initial Guarantor" and a "Guarantor"; the terms "Guarantor" and "Guarantors" shall include any Subsidiary of JDN Realty Corporation which becomes a Guarantor pursuant to the last paragraph hereof and Section 5.25 of the Credit Agreement referred to below). The Principal and each of the Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H:


            WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2000 among the Principal, the Banks party thereto and Wachovia Bank, N.A., as Agent (such agreement, as amended as of the date hereof and as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement), the Banks have agreed to extend financial accommodations to the Principal;

            WHEREAS, it is required by Section 5.25 of the Credit Agreement that the Initial Guarantors and each Significant Subsidiary and certain other Subsidiaries execute and deliver that certain Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Guaranty"), pursuant to which, among other things, the Initial Guarantors and, together with Significant Subsidiaries which become Guarantors as contemplated in the last paragraph hereof, have jointly and severally agreed to guarantee the "Guaranteed Obligations" (as defined in the Guaranty); and

            WHEREAS, the Principal owns most of the beneficial interests in the Initial Guarantors, and each Guarantor other than JDN DCI is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Guarantor, and each of the Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Guarantor to enter into the Guaranty, it is agreed as follows:

            To the extent that any Guarantor shall, under the Guaranty, make a payment (a "Guarantor Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the principal, such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

            As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform

Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

            This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

            The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor to which such contribution and indemnification is owing.

            This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Bank grants additional loans to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

            Section 5.25 of the Credit Agreement provides that new Significant Subsidiaries and certain other Subsidiaries must become Guarantors by, among other things, executing and delivering to the Agent a counterpart of the Guaranty and of this Contribution Agreement. Any Subsidiary which executes and delivers to the Agent a counterpart of the Guaranty and of this Contribution Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in the last sentence of Section 5.05 of the Credit Agreement, Guarantors may obtain from the Agent a written release from the Guaranty pursuant to the provisions of such sentence, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor or Contributing Party hereunder, and such release shall automatically and without further action constitute a release by each other Contributing Party of all obligations of such Subsidiary hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder, except as to the Subsidiary so released.

            IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

                                 JDN REALTY CORPORATION       (SEAL)



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN DEVELOPMENT COMPANY, INC. (SEAL)



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN REALTY, AL, INC.          (SEAL)



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN REALTY, LP, INC.          (SEAL)



                                 By:
                                    ---------------------------
                                    Title:


                                 JDN REALTY HOLDINGS, L.P.     (SEAL)


                                 By:
                                    ---------------------------
                                    Its General Partner

                                 By:
                                    ---------------------------
                                    Title:

                                                                       EXHIBIT M

                                    EXHIBIT M

                                Form of Mortgage

                  (to be modified in compliance with state law)





Prepared By and
After Recording Return To:
A. Michael Lee, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242


                   DEED TO SECURE DEBT AND SECURITY AGREEMENT


         THIS INSTRUMENT (this "Instrument") is made and entered into as of this ______ day of ____________, 2000, by and between JDN REALTY CORPORATION, a Maryland corporation, having a mailing address of 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305 ("Obligor"), and WACHOVIA BANK, N.A. ("Wachovia"), having a mailing address of 191 Peachtree Street, 30th Floor, Atlanta, Georgia 30303, as agent (together with its successors and assigns, "Collateral Agent") for itself and each other Bank (collectively, the Banks) which is or may hereafter become a party to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2000, by and among Obligor, Collateral Agent, and Banks (as may be amended or otherwise supplemented from time to time, the "Credit Agreement").

                              W I T N E S S E T H:

         That for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Obligor hereinafter set forth, Obligor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Collateral Agent, for the ratable benefit of Banks and their successors and assigns all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (collectively, the "Property"):

         (a) All those tracts or parcels of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land").

         (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be


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owned by Obligor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Obligor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Obligor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Obligor or on behalf of Obligor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

         (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Obligor.

         (d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Obligor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Obligor of, in and to the same; reserving only the right to Obligor to collect the same (other than insurance proceeds and condemnation payments) so long as Obligor is not in default hereunder.

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Collateral Agent for the ratable benefit of Banks and their respective successors and assigns, IN FEE SIMPLE forever; and Obligor covenants that Obligor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference made a part hereof (the "Permitted Encumbrances"), and that Obligor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit "B" attached hereto.

         This conveyance is intended to operate and is to be construed as a deed passing the title to the Property to Collateral Agent and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness (collectively, the "Secured Obligations"):

         (a) The Loans (as defined in the Credit Agreement) evidenced by those certain promissory notes made by Obligor in the aggregate principal amount of One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00), due June 15, 2001, or such earlier date as may be established pursuant to the Credit Agreement (such notes, as any of them may be amended or otherwise modified from time to time, are herein collectively referred to as the "Note").


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         (b) The performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein and in the other Loan Documents (as defined in the Credit Agreement).

         (c) Any and all additional advances made by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Obligor remains the owner of the Property at the time of such advances).

         (d) Any and all other indebtedness now or hereafter owing by Obligor to any Bank pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof.

         (e) All reasonable out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys' fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Credit Agreement, this Instrument, and the other Loan Documents (as defined in the Credit Agreement) (collectively, the "Enforcement Costs").

         Should the Secured Obligations secured by this Instrument be paid according to the tenor and effect thereof when the same shall become due and payable, and should Obligor perform all covenants herein contained in a timely manner, then this Instrument shall be cancelled and surrendered.

         Obligor hereby further covenants and agrees with Collateral Agent as follows:

                                    ARTICLE I

         Section 1.01 Payment of Secured Obligations. Obligor will pay the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.

         Section 1.02 Representations and Warranties. Obligor represents and warrants to Collateral Agent, for the ratable benefit of Banks, that, as of the date hereof:

         (a) The Property is the Borrowing Base Property (as defined in the Credit Agreement) described on Exhibit "C" attached hereto and by this reference made a part hereof.

         (b) Obligor has no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation, or restriction; or any judicial, administrative, governmental or quasi-governmental action; of any action by adjacent land owners; or of any natural or artificial conditions existing upon the Property which would limit, restrict, or prevent the contemplated or intended use and purpose of the Property.

         (c) There is no pending condemnation or similar proceeding affecting the Property, or any portion thereof, nor to the best knowledge of Obligor, is any such action being presently contemplated.

         (d) No part of the Property is being used for agricultural purposes or being used for a personal residence by Obligor or any shareholder of Obligor.

         (e) The Property is undamaged by fire, windstorm, or other casualty.


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         (f) The Property complies in all material respects with all zoning and subdivision ordinances, energy and environmental codes, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Property.

         (g) The heating, electrical, sanitary sewer plumbing, storm sewer plumbing, potable water plumbing and other building equipment, fixtures and fittings in the existing improvements on the Property are in good condition and working order, are adequate in quantity and quality for normal and usual use, and are fit for the purposes intended and the use contemplated.

         (h) The Property is covered by a tax parcel(s) which pertain to the Property only and not to any property which is not subject to this Instrument.

         (i) The Property is improved with a shopping center and related parking and has frontage on, and direct access for ingress and egress to a public street.

         (j) Obligor has good and clear record and marketable title in fee to such of the Property as is real property, subject to no liens, encumbrances or restrictions other than Permitted Encumbrances. There have been no labor or materials furnished to the Property that have not been paid for in full.

         Section 1.03  Taxes, Liens and Other Charges.

         (a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds to secure debt or the manner of collecting taxes so as to adversely affect Banks, Obligor will promptly pay any such tax. If Obligor fails to make such prompt payment or if, in the opinion of Collateral Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Obligor from making such payment or would penalize Banks if Obligor makes such payment or if, in the opinion of Collateral Agent, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sum secured by this Instrument and all interest accrued thereon shall, at the option of Collateral Agent, become immediately due and payable unless Obligor shall substitute property unaffected by such tax considerations for the Property and otherwise satisfy the conditions for release of the Property set forth in Section 5.27 of the Credit Agreement.

         (b) Obligor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

         (c) Obligor will not suffer any mechanic's, materialmen's, laborer's, statutory or other lien to be created and to remain outstanding upon all or any part of the Property, other than Permitted Encumbrances.

         Section 1.04  Insurance.

         (a) To the extent insurance is not provided or self-insured by the tenant, Obligor shall procure for, deliver to and maintain for the benefit of Collateral Agent and Banks during the term of this Instrument, original fully paid insurance policies issued by insurance companies, in amounts, in form and substance, and with expiration dates acceptable to Collateral Agent and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Collateral Agent, providing the following types of insurance on the Property:

                  (i) insurance against loss or damage by fire, lightning, vandalism, malicious mischief and flood (if the Land is in an area which is considered a flood risk area by the U.S.


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


         Department of Housing and Urban Development), and against such other hazards as are presently included in so-called "all risk replacement cost insurance" and against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of which insurance shall be not less than the balance of the Secured Obligations evidenced by the Note and the Credit Agreement nor less than one hundred percent (100%) of the full replacement cost of the Property without deduction for depreciation; and which policies of insurance shall contain satisfactory replacement cost endorsements;

                  (ii) when obtainable from the United States of America or any agency or instrumentality thereof, and when and as reasonably required by Collateral Agent, war risk insurance in the maximum amount available up to an amount equal to the replacement cost of the Property;

                  (iii) rent or business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism, malicious mischief and flood and such other hazards as are presently included in so-called "all risk replacement cost insurance" in the amount equal to the gross annual income derived by Obligor from the Property; and

                  (iv) such other insurance on the Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Collateral Agent against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

         (b) Collateral Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.04, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Obligor and Collateral Agent jointly. In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Obligor or to Obligor and Collateral Agent jointly, Obligor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon the failure of Obligor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Obligor and Obligor hereby irrevocably appoints Collateral Agent as Obligor's agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Collateral Agent may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Secured Obligations hereby secured, whether or not due and in whatever order Collateral Agent elects, (ii) to the repair and/or restoration of the Property, or (iii) for any other purposes or objects for which Collateral Agent is entitled to advance funds under this Instrument; all without affecting the lien of this Instrument. Collateral Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

         (c) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.04, a renewal or replacement thereof satisfactory to Collateral Agent shall be delivered to Collateral Agent. Obligor shall deliver to Collateral Agent receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Instrument or any other transfer of title to the Property in extinguishment of the Secured Obligations secured hereby, all right, title and interest of Obligor in and to all insurance policies then in force shall pass to the purchaser or Bank.


                                      107
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         Section 1.05  Condemnation. If all or any material portion of the
Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, and if a Default or Event of Default is also in existence, then Collateral Agent shall be entitled to receive all compensation, awards and other payments or relief thereof, and Collateral Agent is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Obligor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Obligor to Collateral Agent. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees, Collateral Agent may apply the net proceeds or any part thereof, at its option, (a) to the payment of the Secured Obligations hereby secured, whether or not due and in whatever order Collateral Agent elects, (b) to the repair and/or restoration of the Property or (c) for any other purposes or objects for which Collateral Agent is entitled to advance funds under this Instrument, all without affecting the lien of this Instrument; and any balance of such monies then remaining shall be paid to Obligor. Obligor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may require.

         Section 1.06 Restoration and Repair. Notwithstanding anything to the contrary contained herein, Collateral Agent agrees to make insurance and condemnation proceeds available for the restoration or repair of the Property under such safeguards and controls as Collateral Agent may reasonably require and in accordance with standard construction loan procedures provided that: (i) no Default or Event of Default shall exist; (ii) the restoration or repair shall be done under the supervision of an architect (or, at Collateral Agent's option, an engineer) acceptable to Collateral Agent and pursuant to plans and specifications approved by Collateral Agent; (iii) satisfactory evidence is delivered to Collateral Agent that the Property can be rebuilt to substantially the same condition as when originally financed and can thereafter continue to be operated for the purposes utilized prior to such condemnation or casualty; (iv) satisfactory evidence is delivered to Collateral Agent that the appraised value of the Property after such restoration or repair shall not be less than its appraised value as of the date hereof; and (v) tenants of the Property as designated by Collateral Agent shall certify to Collateral Agent their intention to continue to occupy the Property without any abatement or adjustment of rental payments (other than temporary abatements during the period of restoration and repair).

         Section 1.07  Care, Use and Management of Property.

         (a) Obligor will keep, or cause to be kept, the buildings, roads and walkways, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any material waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

         (b) Obligor will not remove or demolish nor alter the structural character of any building located on the Land in a manner that would materially and adversely affect its value without the written consent of Collateral Agent.

         (c) If the Property or any part thereof is materially damaged by fire or any other cause, Obligor will give immediate written notice thereof to Collateral Agent.

         (d) To the extent permitted under the terms of the applicable Leases, each Bank or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours.

         (e) Obligor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.


                                      108
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         (f) If all or any part of the Property shall be damaged by fire or other casualty, Obligor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Obligor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Collateral Agent. Notwithstanding the foregoing, Obligor shall not be obligated to so restore unless in each instance, Collateral Agent agrees to make available to Obligor (pursuant to a procedure satisfactory to Collateral Agent) any net insurance or condemnation proceeds actually received by Collateral Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Obligor of its obligation to restore. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Obligor shall promptly deposit with Collateral Agent a sum equal to the amount by which the estimated cost of the restoration of the Property (as determined by Collateral Agent in its good faith judgment) exceeds the actual net insurance or condemnation proceeds received by Collateral Agent in connection with such damage or destruction.

         Section 1.08  Leases and Other Agreements Affecting Property.
Obligor will duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any Lease or any other agreement of any nature whatsoever which involves or affects the Property or any part thereof. Obligor will furnish Collateral Agent with executed copies of the Leases for all Major Tenants now or hereafter created upon the Property or any part thereof and abstracts of all other Leases, unless Collateral Agent requests a copy of such other Leases in which case Obligor will furnish copies of such Leases to Collateral Agent. Obligor will not, without the express written consent of Collateral Agent, modify, surrender or terminate, either orally or in writing, any Lease with a Major Tenant now existing or hereafter created upon the Property or any part thereof, nor will Obligor permit an assignment or a subletting by any Major Tenant without the prior express written consent of Collateral Agent. Obligor will not accept payment of rent more than one (1) month in advance without the prior written consent of Collateral Agent. In order to further secure payment of the Secured Obligations and the observance, performance and discharge of Obligor's obligations, Obligor hereby collaterally assigns, transfers and sets over under Collateral Agent all of Obligor's right, title and interest in, to and under all Leases affecting the Property or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Property or any part thereof; reserving only the right to Obligor to collect and use the same so long as Obligor is not in default hereunder.

         Section 1.09 Collateral Agent shall be entitled to require, and Obligor shall use its best efforts to obtain, the execution of tenant estoppels and subordination, non-disturbance and attornment agreements from any Major Tenant in a form specified by the related tenant Lease, if any, and acceptable to Collateral Agent. Obligor hereby authorizes and directs each present and future tenant of the Property to pay to Collateral Agent all rents and any other sums due Obligor as landlord and to perform for the direct benefit of Collateral Agent any other obligations of such tenant to Obligor as landlord, as if Collateral Agent were the landlord under such tenant's Lease, immediately upon receipt of a written demand by Collateral Agent to make such payment or perform such obligation during the existence of an Event of Default. No such demand by Collateral Agent shall constitute or be deemed to constitute any assumption by Collateral Agent of any obligations of the landlord under such tenant's Lease. Subject only to compliance by Collateral Agent with the provisions of Paragraph 2.01, no such demand by Collateral Agent shall constitute or be deemed to constitute any wrongful interference by Collateral Agent in the affairs or business relationships for ascertaining whether any such demand by Collateral Agent is authorized or whether a default by Obligor has occurred under this Instrument. Obligor hereby waives any right, claim or action Obligor may now or hereafter have against any such tenant by reason of such tenant's payment to or performance for Collateral Agent as described above, and any such payment to or performance for Collateral Agent shall discharge the obligation of such tenant to make such payment to, or perform such obligation for, Obligor.


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         Section 1.10  Obligor shall furnish the Collateral Agent with signed copies of all new, modified or renewal Leases for Major Tenants and abstracts of all new, modified or renewal Leases for non-Major Tenants, unless Collateral Agent requests a copy of such other Leases in which event Obligor shall furnish copies of such other Leases to Collateral Agent.

         Section 1.11 Security Agreement. Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state wherein the Land is situated. A financing statement or statements and a UCC-2 Notice of Fixture Filing reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Obligor and Collateral Agent and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Collateral Agent's sole election. Obligor and Collateral Agent agree that the filing of such financing statement(s) and the UCC-2 Notice of Fixture Filing in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Obligor and Collateral Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) or the UCC-2 Notice of Fixture Filing so filed at any time. Similarly, the mention in any such financing statement(s) or the UCC-2 Notice of Fixture Filing of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Obligor's interest as lessor in any present or future Lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to Lease or otherwise, shall never be construed as in anyway altering any of the rights of Collateral Agent as determined by this Instrument or impugning the priority of Collateral Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) or the UCC-2 Notice of Fixture Filing is declared to be for the protection of Collateral Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Collateral Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         Section 1.12 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Collateral Agent, Obligor will make, execute and deliver or cause to be made, executed and delivered, to Collateral Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such other and further deeds to secure debt, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Collateral Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Obligor under the Note, the Credit Agreement and this Instrument and (b) this Instrument as a first and prior lien upon and security title in and to all of the Property, whether now owned or hereafter acquired by Obligor. Upon any failure by Obligor so to do, Collateral Agent may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Obligor and Obligor hereby irrevocably appoints Collateral Agent the agent and attorney-in-fact of Obligor so to do.


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The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

         Section 1.13  Expenses. Obligor will pay or reimburse Collateral
Agent, upon demand therefor, for all reasonable attorney's fees, costs and expenses incurred by Collateral Agent in any suit, action, legal proceeding or dispute of any kind in which Banks or Collateral Agent is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Banks or Collateral Agent shall be added to the Secured Obligations secured by the lien of this Instrument.

         Section 1.14 Subrogation. Collateral Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

         Section 1.15 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.13 shall control every other provision of this Instrument and of the Note.

         Section 1.16 Use of Property. Obligor shall not be permitted to alter or change the use of the Property or to abandon the Property without the prior written consent of Collateral Agent.

         Section 1.17 Conveyance of Property. Obligor hereby acknowledges to Collateral Agent that (a) the identity and expertise of Obligor was and continues to be a material circumstance upon which Collateral Agent has relied in connection with, and which constitute valuable consideration to Collateral Agent for, the extending to Obligor of the loan evidenced by the Note, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Collateral Agent by this Instrument. Obligor therefore covenants and agrees with Collateral Agent, as part of the consideration for the extending to Obligor of the loans evidenced by the Note, that Obligor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property without the prior written consent of Collateral Agent, except as permitted by the Credit Agreement.

                                   ARTICLE II

         Section 2.01 Events of Default. The terms "Default", "Event of Default" or "Events of Default", wherever used in this Instrument, shall have the meaning provided for in the Credit Agreement.

         Section 2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of the Collateral Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand, time being of the essence of this Instrument.

         Section 2.03  Right to Enter and Take Possession.

         (a) If an Event of Default shall have occurred and be continuing, Obligor upon demand of Collateral Agent, shall forthwith surrender to Collateral Agent the actual possession of the Property and if, and to the extent, permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Obligor and its agents and employees wholly therefrom, and may have joint access with Obligor to the books, papers and accounts of Obligor.

         (b) If Obligor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Collateral Agent, Collateral Agent may obtain a judgment or decree conferring upon Collateral Agent the right to immediate possession or requiring Obligor to deliver immediate possession of the Property to Collateral Agent. Obligor will pay to Collateral Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Collateral Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

         (c) Upon every such entering upon or taking of possession, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Obligor to the same extent as Obligor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine to be in its best interest. Collateral Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Collateral Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and
(6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Collateral Agent, Collateral Agent shall apply the remainder of the monies and proceeds so received by Collateral Agent, first, ratably as to each Bank, to the payment of accrued interest; and second, ratably as to each Bank, to the payment of overdue installments of principal. Collateral Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Collateral Agent of any rights under this Instrument or otherwise. Collateral Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Collateral Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Collateral Agent.

         (d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and all Events of Default made good, Collateral Agent shall surrender possession of the Property to Obligor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         Section 2.04  Performance by Collateral Agent. If Obligor shall
Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Collateral Agent may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Collateral Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Obligor to Collateral Agent with interest thereon at the Default Rate (as defined in the Credit Agreement). Collateral Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Collateral Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Obligor or any person in possession holding under Obligor.

         Section 2.05 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Obligor will pay to Collateral Agent upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Instrument.

         Section 2.06  Enforcement.

         (a) If an Event of Default shall have occurred and be continuing, Collateral Agent, at its option, may sell the Property or any part of the Property at public sale or sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, to the highest bidder for cash, in order to pay the Secured Obligations secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including actual attorney's fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Collateral Agent may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title and to this end, Obligor hereby constitutes and appoints Collateral Agent the agent and attorney-in-fact of Obligor to make such sale and conveyance, and thereby to divest Obligor of all right, title or equity that Obligor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Obligor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Obligations secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Secured Obligations secured hereby.

         (b) If an Event of Default shall have occurred and be continuing, Collateral Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Paragraph 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Collateral Agent shall determine most effectual for such purposes.

         Section 2.07 Purchase by Collateral Agent. Upon any foreclosure sale, Collateral Agent, on behalf of the Banks, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

         Section 2.08 Application of Proceeds of Sale. In the event of a foreclosure sale of the Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorney's fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Collateral Agent or Banks, then, ratably as to each Bank, to payment of the outstanding principal balance of the Secured Obligations secured hereby, then, ratably as to each Bank, to the accrued interest on all of the foregoing, then, ratably as to each Bank, to payment of any other Secured Obligations secured hereby, and finally, the remainder, if any, shall be paid to Obligor.

         Section 2.09 Obligor as Tenant Holding Over. In the event of any such foreclosure sale by Collateral Agent, Obligor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

         Section 2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Obligor agrees to the full extent permitted by law, that in case of a Default or Event of Default on the part of Obligor hereunder, neither Obligor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Obligor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

         Section 2.11 Waiver of Homestead. Obligor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

         Section 2.12 Leases. Collateral Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Obligor, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby.

         Section 2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Collateral Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Collateral Agent, then and in every such case Obligor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceeding had been taken.

         Section 2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 2.15  Waiver.

         (a) No delay or omission of Collateral Agent or of any Bank to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent. No consent or waiver, expressed or implied, by Collateral Agent to or of any breach or Default by Obligor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Obligor hereunder. Failure on the part of Banks to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Bank of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Obligor.

         (b) If Banks (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement or any other Loan Documents (as defined in the Credit Agreement); (iv) release any part of the Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Instrument; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, this Instrument or any other obligation of Obligor or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Collateral Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Collateral Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Collateral Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

         Section 2.16 Suits to Protect the Property. Collateral Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Banks.

         Section 2.17 Collateral Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Obligor, its creditors or its property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Collateral Agent allowed in such proceedings for the entire amount due and payable by Obligor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Obligor hereunder after such date.

         Section 2.18 WAIVER OF OBLIGOR'S RIGHTS. BY EXECUTION OF THIS INSTRUMENT AND BY INITIALING THIS PARAGRAPH 2.18, OBLIGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF COLLATERAL AGENT AND/OR BANKS TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO COLLATERAL AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY OBLIGOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT;
(B) WAIVES ANY AND ALL RIGHTS WHICH OBLIGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY COLLATERAL AGENT OF ANY RIGHT OR

REMEDY HEREIN PROVIDED TO COLLATERAL AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT; (C) ACKNOWLEDGES THAT OBLIGOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO OBLIGOR AND OBLIGOR HAS CONSULTED WITH COUNSEL OF OBLIGOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF OBLIGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY OBLIGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                              INITIALED BY OBLIGOR:


         Section 2.19 Claims Against Collateral Agent and Banks. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Obligor against Collateral Agent or Banks for any claim under or related to this Instrument, the Note, the Credit Agreement or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Obligor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Obligor, shall have been given to Collateral Agent within sixty (60) days from and after the initial awareness of Obligor of the event, omission or circumstances forming the basis of Obligor for such claim. Any failure by Obligor to timely provide such written notice to Collateral Agent shall constitute a waiver by Obligor of such claim.

         Section 2.20 Actions by Collateral Agent. All actions taken by Collateral Agent hereunder shall be taken at the direction of the Required Banks (as defined in the Credit Agreement).

                               ARTICLE III

         Section 3.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Obligor and Collateral Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Obligor or Collateral Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Obligor or Collateral Agent.

         Section 3.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Instrument unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

         Section 3.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 3.04 Applicable Law. This Instrument shall be interpreted, construed and enforced according to the laws of the State of Georgia.

         Section 3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered the next succeeding Domestic Business Day (as defined in the Credit Agreement) after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered; or when receipt is acknowledged, if (i) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given), or (ii) sent by registered or certified mail, return receipt requested, addressed to Obligor or Collateral Agent as follows:

                  If to Obligor:

                  JDN Realty Corporation
                  359 East Paces Ferry Road
                  Suite 400
                  Atlanta, Georgia  30305
                  Attn:  Chief Financial Officer
                  Telecopy Number: (404) 364-6446
                  Telephone Number: (404) 262-3252

                  with a copy to:

                  Waller, Lansden, Dortch & Davis, PLLC
                  Nashville Suite Center
                  511 Union Street, Suite 2100
                  Nashville, Tennessee  37219-8966
                  Attn:  Ralph Davis, Esq.
                  Telecopy Number:  (615) 244-6804
                  Telephone Number:  (615) 244-6380

                  If to Collateral Agent:

                  Wachovia Bank, N.A.
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30303-1757
                  Attention: Steven B. Wood
                  Telecopier number:   404-332-4066
                  Confirmation number: 404-332-5671

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  3500 SunTrust Plaza
                  303 Peachtree Street, Suite 3500
                  Atlanta, Georgia 30308
                  Attn:  Christopher L. Carson, Esq.
                  Telecopy Number:  (404) 581-8330
                  Telephone Number:  (404) 581-8035

or, to such other address as any party may designate for itself by like notice.

         Section 3.06 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Obligor of the loss, theft, destruction or mutilation of the Note (or any of them), and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Obligor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Obligor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to such Note and dated as of the date of such Note and upon such execution and delivery all references in this Instrument to such Note shall be deemed to refer to such replacement Note.

         Section 3.07 Assignment. This Instrument is assignable by Collateral Agent, and any assignment hereof by Collateral Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Collateral Agent.

         Section 3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Obligor under this Instrument, the Note, the Credit Agreement and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

         Section 3.09 Deferred Effect of Representations, Warranties, and Covenants. This Instrument has been executed and delivered by the Obligor prior to the performance by Obligor of any investigation regarding the Property or any other matters. Accordingly, the parties hereto have agreed that notwithstanding anything in this Instrument to the contrary, (i) the Obligor shall have until August 11, 2000 to comply with its obligations hereunder as long as it is diligently pursuing performance during such period, (ii) the Obligor may deliver subordination, non-disturbance and attornment agreements after August 11, 2000 as long as it continues exercising commercially reasonable efforts to obtain them, and (iii) representations and warranties as of the date hereof that (A) there is no Other Mortgage affecting the Property that cannot be immediately discharged, and agrees to immediately discharge any Other Mortgage upon discovery, and (B) the information set forth in Exhibit C is true and correct in all material respects.]

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Obligor has executed this Instrument under seal, as of the day and year first above written.



Signed, sealed and delivered        JDN REALTY CORPORATION, a Maryland
Obligor in the presence of:         corporation


                                    By:
----------------------------           --------------------------------
Unofficial Witness                  Printed Name:
                                                 ----------------------
                                    Printed Title:
                                                  ---------------------


                                    Attest:
----------------------------                ---------------------------
Notary Public                       Printed Name:
                                                 ----------------------
                                    Printed Title:
                                                  ---------------------
Commission Expiration Date:

      [NOTARIAL SEAL]
                                                [CORPORATE SEAL]

                                   EXHIBIT "A"


                               Description of Land

                                   EXHIBIT "B"


                             Permitted Encumbrances


1.       Liens granted to the Collateral Agent for the benefit of the Banks;

2. Liens for taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings, provided that if reasonably requested by the Collateral Agent, the Obligor has established reserves with respect thereto in accordance with generally accepted accounting principles;

3. Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar title, survey or other encumbrances on real estate that do not materially impair the current use and value of the property to which they relate, and any other title exceptions, as may be hereafter agreed to by Collateral Agent in writing;

4. Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like non-consequential liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings; (ii) do not affect a material portion of the Collateral, and (iii) for which adequate reserves in accordance with generally accepted accounting principles have been established on the books of the Borrower;

5. Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $1,000,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured;

6. Any other liens or encumbrances as Collateral Agent may approve in writing from time to time.

                                   EXHIBIT "C"


                       Borrowing Base Property Information


         The Property described in this Instrument is the Borrowing Base Property described below and listed on Exhibit "J" to the Credit Agreement.

-------------------------------------------------------------------------------
Property Number

-------------------------------------------------------------------------------
Owner (fee interest) of Property

-------------------------------------------------------------------------------
Property Name

-------------------------------------------------------------------------------
Location

-------------------------------------------------------------------------------
Year Built

-------------------------------------------------------------------------------
Acreage of Property

-------------------------------------------------------------------------------
Gross Leasable Area of Improvements (s.f.)

-------------------------------------------------------------------------------
1st Q 2000 Net Operating Income

-------------------------------------------------------------------------------
% Leased 3/31/00

-------------------------------------------------------------------------------
% Occupied 3/3/1 [or later]

-------------------------------------------------------------------------------

                                                                      EXHIBIT N

                                   EXHIBIT N

                          Form of Assignment of Rents

                 (to be modified for compliance with state law)





PREPARED BY AND AFTER
RECORDING, RETURN TO:

A. Michael Lee, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street N.E.
Atlanta, Georgia 30308




                         ASSIGNMENT OF LEASES AND RENTS

                  THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made as of __________ ___, 2000, by JDN REALTY CORPORATION, a Maryland corporation ("Assignor"), having its principal place of business at 359 East Paces Ferry Road, Atlanta, Georgia 30305, to WACHOVIA BANK, N.A., having its principal place of business at 191 Peachtree Street, N.E., Atlanta, Georgia 30303 (together with its successors and assigns, "Collateral Agent"), as Collateral Agent for itself and each other Bank (collectively, the "Banks") which is or may hereafter become a party to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2000, by and among Assignor, Collateral Agent and the Banks, (as may be amended or otherwise supplemented from time to time, the "Credit Agreement").

                  Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Collateral Agent, for the ratable benefit of the Banks, as collateral security, the entire lessor's interest in and to all leases, subleases, tenant contracts, rental agreements, occupancy agreements or agreements of a similar nature, now or hereafter affecting the Property (as defined in the Deed to Secure Debt and Security Agreement dated of even date herewith executed by Assignor in favor of Collateral Agent (the "Instrument")), or any part thereof, which Property includes that certain lot or piece of land, more particularly described in Exhibit A attached hereto, together with all guarantees of the foregoing (all of the leases and other agreements and guarantees described above together with all present and future leases and present and future agreements and any extension or renewal of the same hereinafter collectively referred to as the "Leases");

                  TOGETHER WITH all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance, all of Assignor's rights to recover monetary amounts from any lessee under the Leases in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of defaults under the Leases, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Assignor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Assignor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property and all rents under and as defined in the Lease) (all of the rights described above hereinafter collectively referred to as the "Rents").

               THIS ASSIGNMENT is made for the purposes of securing the following described indebtedness (collectively the "Secured Obligations"):

          (a) The Loans (as defined in the Credit Agreement) in the aggregate principal amount of One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00), and secured by the Instrument covering the Property.

          (b) The performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein and in the other Loan Documents (as defined in the Credit Agreement).

          (c) Any and all additional advances made by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Assignor remains the owner of the Property at the time of such advances).

          (d) Any and all other indebtedness now or hereafter owing to Assignor to any Bank pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof.

          (e) The Enforcement Costs (as defined in the Instrument).

               Assignor warrants to Collateral Agent that (a) Assignor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases have not been altered, modified or amended in any manner whatsoever except as disclosed to Collateral Agent and, to the best knowledge of Obligor, are valid, enforceable and in full force and effect; (c) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) none of the Rents have been collected for more than one (1) month in advance;
          (e) Assignor has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Property; and (f) there exist no known offsets or defenses to the payment of any portion of the Rents.

               Assignor covenants with Collateral Agent that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Secured Obligations; (b) shall not collect any Rents more than one (1) month in advance; (c) shall not execute any other assignment of lessor's interest in the Leases or the Rents; (d) shall execute and deliver at the request of Collateral Agent all such further assurances, confirmations or assignments in connection with the Property as Collateral Agent shall from time to time reasonably require; (e) shall deliver to Collateral Agent executed copies of all Leases for Major Tenants now existing or hereafter arising and abstracts of all other Leases, unless Collateral Agent requests a copy of such Leases in which event Obligor shall furnish copies of such Leases to Collateral Agent.

               THIS ASSIGNMENT is made on the following terms, covenants and conditions:

               1. Present Assignment. Assignor does hereby absolutely and unconditionally assigns to Collateral Agent, Assignor's right, title and interest in and to any and all Leases and Rents, it being intended by Assignor that this assignment constitute a present, absolute assignment and not an assignment for additional security only. Assignor agrees to execute and deliver to Collateral Agent such additional instruments, in form and substance satisfactory to Collateral Agent, as may hereinafter be requested by Collateral Agent to further evidence and confirm said assignment. Such assignment to Collateral Agent shall not be construed to bind Collateral Agent to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Collateral Agent. Collateral Agent is hereby granted and assigned by Assignor the right to enter the Property for the purpose of enforcing its interest in the Leases and the Rents, this Assignment constituting a present, absolute and unconditional assignment of the Leases and Rents. Assignor shall authorize and direct, and does hereby authorize and direct each and every present and future tenant under the Leases to pay all Rents directly to Collateral Agent upon receipt of written demand from Collateral Agent after an Event of Default to so pay the same.

               2. License. Although this Assignment constitutes a present and absolute assignment of all Rents, so long as there shall exist no Event of Default under the Instrument or the Credit Agreement, Assignor shall have a mere license, revocable as set forth herein, to collect, but not more than thirty (30) days prior to accrual, all Rents and to retain, use and enjoy the same. Upon the occurrence of any Event of Default, the license granted in this Paragraph 2 shall automatically, without further act by Collateral Agent, cease and terminate, and thereafter, any Rents received by Assignor shall be held in trust for the benefit of, and shall be immediately remitted by Assignor to, Collateral Agent.

               3. Remedies of Collateral Agent. If an Event of Default under the Instrument or the Credit Agreement shall have occurred and be continuing, Assignor, upon demand of Collateral Agent, shall forthwith surrender to Collateral Agent the actual possession of the Property and if, and to the extent, permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Assignor and its agents and employees wholly therefrom, and may have joint access with Assignor to the books, papers and accounts of Assignor pertaining to the Property. If Assignor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Collateral Agent,

Collateral Agent may obtain a judgment or decree conferring upon Collateral Agent the right to immediate possession or requiring Assignor to deliver immediate possession of the Property to Collateral Agent, to the entry of which judgment or decree Assignor hereby specifically consents. Upon every such entering upon or taking of possession, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (a) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (b) insure or keep the Property insured; (c) manage and operate the Property and exercise all the rights and powers of Assignor to the same extent as Assignor could in its own name or otherwise with respect to the same; and (d) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine to be in its best interest, including, without limitation, the modification, enforcement, cancellation or acceptance of surrender of any Assigned Leases now in effect or hereafter in effect on the Property or any part thereof; the removal and eviction of any sublessee, and; any increases or decreases in Rents. Collateral Agent may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (iii) the cost of such insurance; (iv) such taxes, assessments and other similar charges as Collateral Agent may at its option pay; (v) other proper charges upon the Property or any part thereof; and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Collateral Agent, Collateral Agent shall apply the remainder of the monies and proceeds so received by Collateral Agent first, ratably as to each Bank, to payment of the outstanding principal balance of the Secured Obligations, then, ratably as to each Bank, to the accrued interest on all of the foregoing, then ratably as to each Bank, to payment of any other Secured Obligations, and, finally, the remainder if any shall be paid to Obligor. Anything in this Paragraph 4 to the contrary notwithstanding, Collateral Agent shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by Collateral Agent of its rights under this Assignment, and Collateral Agent shall be liable to account only for the rents, income, issues, profits and revenues actually received by Collateral Agent. Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements under the Instrument and the Credit Agreement, shall have been paid and all Events of Default made good, Collateral Agent shall surrender possession of the Property to Assignor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing. In connection with any action taken by the Collateral Agent pursuant to this Paragraph 4, the Collateral Agent shall not be liable for any loss sustained by Assignor resulting from any act or omission of the Collateral Agent in administering, managing, operating or controlling the Property, including a loss arising from the ordinary negligence of the Collateral Agent, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall the Collateral Agent be obligated to perform or discharge any obligation, duty or liability of Assignor. Assignor hereby assents to, ratifies and confirms any and all actions of the Collateral Agent with respect to the Property taken under this Paragraph 4.

               4. No Liability of Collateral Agent. The Collateral Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Assignor or the Collateral Agent for the account of Assignor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Secured Obligations, when received, regardless of the maturity of any of the

Loans, or any installment thereof; and to execute transfer and division orders in the name of Assignor, or otherwise, with warranties binding Assignor. The Collateral Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Collateral Agent in order to collect such funds and to protect the interests of the Collateral Agent and/or Assignor, with all costs, expenses and attorney's fees incurred in connection therewith being paid by Assignor.

               5. Other Remedies and Non-Waiver. No right, power or remedy conferred upon or reserved to Collateral Agent by this Assignment is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Collateral Agent or of any Banks to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Assignment to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent. No consent or waiver, expressed or implied, by Collateral Agent to or of any breach or default by Assignor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Assignor hereunder. Failure on the part of Collateral Agent to complain of any act or failure to act or to declare an Event of Default under the Instrument or the Credit Agreement, irrespective of how long such failure continues, shall not constitute a waiver by Collateral Agent of its rights hereunder or impair any rights, powers or remedies of Collateral Agent consequent on any breach or default by Assignor. Nothing contained in this Assignment and no act done or omitted by Collateral Agent pursuant to the power and rights granted to Collateral Agent hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Collateral Agent under the terms thereof. The right of the Collateral Agent to collect the Rent and to enforce any other security thereof held by it may be exercised by Collateral Agent either prior to simultaneously with or subsequent to any action taken by it hereunder.

               6. Actions of Collateral Agent. All actions taken by Collateral Agent hereunder shall be taken at the direction of the Required Banks (as defined in the Credit Agreement).

               7. No Instrument in Possession. Nothing herein contained shall be construed as constituting Collateral Agent a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Collateral Agent. In the exercise of the powers herein granted to Collateral Agent, no liability shall be asserted or enforced against Collateral Agent, all such liability being expressly waived and released by Assignor.

               8. No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Collateral Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               9. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeable in singular or plural form and the word "Assignor" shall mean "each Assignor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Collateral Agent" shall mean "Collateral Agent and any subsequent beneficiary of the Instrument," the word "Loans" shall have the meaning set forth in the Credit Agreement, the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Property" shall include any portion of the Property and any interest therein; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All other capitalized terms used, but not defined herein, shall have the meaning set forth in the Credit Agreement.

               10. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

               11. Counterparts. This Assignment may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

               12. GOVERNING LAW; JURISDICTION. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE INSTRUMENT IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

               13. Successors and Assigns. Assignor may not assign its rights under this Assignment. Assignor hereby acknowledges and agrees that Collateral Agent may assign this Assignment without Assignor's consent. Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and the Collateral Agent and their respective successors and assigns.

               14. Termination of Assignment. Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release or discharge of the Instrument duly executed by Collateral Agent, this Assignment shall become and be void and of no effect.

               THIS ASSIGNMENT shall inure to the benefit of Collateral Agent and any subsequent beneficiary of the Instrument and shall be binding upon Assignor, and Assignor's heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

               Assignor has executed this instrument under seal as of the day and year first above written.

                                        ASSIGNOR:


Signed, sealed and delivered            JDN REALTY CORPORATION, a Maryland
by Assignor in the presence of:         corporation


----------------------------------      By:
Unofficial Witness                         -----------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Printed Title:
                                                      ------------------------
----------------------------------
Notary Public
                                        Attest:
                                               -------------------------------
Commission Expiration Date:             Printed Name:
                                                     -------------------------
                                        Printed Title:
                                                      ------------------------

     [NOTARIAL SEAL]                                [CORPORATE SEAL]

                                   EXHIBIT A


                               Legal Description

                                                                      EXHIBIT O

                                   EXHIBIT O


                 Form of Attachment to UCC Financing Statement

                                   SCHEDULE A




The types or items of property covered by this Financing Statement are as follows:

                  All of Debtor's right, title and interest in and to any and all buildings, structures and improvements of every nature whatsoever now or hereafter situated on those tracts or parcels of land and easements more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the "Land"), and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be owned by Debtor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Debtor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the property described herein, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Debtor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Debtor or on behalf of Debtor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the property described herein as between the parties hereto and all persons claiming by, through or under them.

                  Together with all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Debtor.

                  Together with all income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Debtor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Debtor of, in and to the same.

                                   SCHEDULE B



                              Signature of Debtor




                                        JDN REALTY CORPORATION, a
                                        Maryland corporation


                                        By:
                                           -----------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Printed Title:
                                                      ------------------------

                                                                      EXHIBIT P

                Form of Hazardous Materials Indemnity Agreement


                 (to be modified for compliance with state law)



                    HAZARDOUS MATERIALS INDEMNITY AGREEMENT


1. The undersigned JDN REALTY CORPORATION, a Maryland corporation ("Obligor") to induce WACHOVIA BANK, N.A. (together with its successors and assigns, "Collateral Agent"), as Collateral Agent for itself and each other lender (collectively, the "Banks") which is or may become a party to that certain Second Amended and Restated Credit Agreement, dated as of May 19 2000, by and among Obligor, Collateral Agent and Banks (as may be amended or otherwise supplemented from time to time, the "Credit Agreement"), and the Banks to (i) modify the Credit Agreement and (ii) to accept the Instrument (as hereinafter defined) as collateral for the Secured Obligations (as defined in the Instrument), and with knowledge that Collateral Agent and Banks intend to rely upon the certifications and undertakings set forth herein, agrees to indemnify Collateral Agent and Banks and hold Collateral Agent and Banks harmless from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees and costs, suffered or incurred by Collateral Agent or Bank, whether as holder of the Note secured by the Instrument encumbering the land (the "Premises") described on Exhibit "A" hereto, as mortgagee in possession or as successor-in-interest to Obligor by foreclosure, deed or deed in lieu of foreclosure, in connection with or arising out of Hazardous Materials (as defined in the Credit Agreement) upon the Premises, including any loss of value of the Premises as a result of the foregoing. So long as Obligor is the owner of the Premises, Obligor shall have the right to participate with Collateral Agent in any settlement or other negotiations with respect to any indemnified claim, but in no event shall Obligor enter into any agreement related to such settlement or negotiations that may affect Collateral Agent's and/or any Bank's interests without the consent of Collateral Agent.

2. It is understood and agreed that the foregoing undertaking to indemnify and hold harmless Collateral Agent and Banks shall arise (a) upon the assertion against Collateral Agent and/or any Bank of any claim relating to the presence of Hazardous Materials upon the Premises (unless Obligor proves that such materials were introduced onto the Premises after acquisition of title by Collateral Agent and/or Banks) or (b) if the claim arises because Obligor has failed to comply with any law applicable to Hazardous Materials, and shall continue in full force and effect as long as Collateral Agent or any Bank retains an estate or interest in the Premises pursuant to the Instrument or holds an indebtedness secured by a purchase money mortgage, deed to secure debt or deed of trust given by a purchaser at foreclosure or trustee's sale or from Banks, or pursuant to a foreclosure or acceptance of a deed in lieu or under threat of foreclosure in regard to any thereof or so long as any Bank shall have liability by reason of having held such estate or interest in the Premises, and such undertaking shall in no event be limited, terminated or extinguished by, or merged into, the exercise of any of Banks' remedies under the Loans (as defined in the Credit Agreement) or any of the Loan Documents (as defined in the Credit Agreement), or otherwise. Except as may be otherwise expressly agreed in writing, the liability of any party under this Agreement shall in no way be limited or impaired by any amendment or modification of any of the Loan

     Documents. In addition, the liability of any party under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of any Loan Document or any sale or transfer of all or any part of the Premises, (iii) any exculpatory provision in any of the Loan Documents limiting Bank's recourse to property encumbered by the Loan Documents or to any other security, or limiting Banks' rights to a deficiency judgment against Obligor, except as otherwise expressly provided in the Loan Documents, (iv) the release of Obligor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Collateral Agent's or Banks' voluntary act, or otherwise, (v) the release or substitution in whole or in part of any security for the Note,
     (vi) Collateral Agent's or Banks' failure to record or file any Loan Document (or Banks' improper recording or filing of any thereof) or Collateral Agent's or Banks' failure otherwise to perfect, protect, secure or insure any security interest or lien given as security for the Loans; and, in any such case, whether with or without notice to Obligor and with or without consideration, (vii) any limitation of liability language in any Loan Documents, unless such limitation of liability language expressly limits liability hereunder or with respect hereto, or (viii) repayment of the Loans.

3. No provision of this Agreement may be changed, waived, discharged or terminated verbally or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

4. Except as herein provided, this Agreement shall be binding upon Obligor and Obligor's successors and assigns and shall inure to the benefit of Collateral Agent and Banks and Collateral Agent's or Banks' successors and assigns owning the Loan Documents or any interest therein. The indemnity agreement of Obligor hereunder shall be binding on all successors in interest of Obligor and on each and every transferee and purchaser of the Premises or any part thereof or interest therein.

5. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

6. The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the same meanings as terms defined in the Deed to Secure Debt and Security Agreement (the "Instrument") of even date herewith, recorded or intended to be recorded in the Office of the Clerk of Superior Court of ___________________ County, Georgia.

7. Any notices required to be given hereunder shall be given in the manner set forth for notices in the Instrument.

               IN WITNESS WHEREOF, Obligor has executed this Agreement under seal as of the ____ day of ___________, 2000.

                                        OBLIGOR:


                                        JDN REALTY CORPORATION, a
                                        Maryland corporation


                                        By:
                                           -----------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Printed Title:
                                                      ------------------------


                                        Attest:
                                               -------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Printed Title:
                                                      ------------------------


                                                  [CORPORATE SEAL]

                                  EXHIBIT "A"


                               Legal Description

                                 Schedule 4.08


                                  Subsidiaries


                            SIGNIFICANT SUBSIDIARIES


Name                               Jurisdiction of
Incorporation/Organization

JDN Realty, LP, Inc.               Delaware
JDN Realty Holdings, L.P.          Georgia


                              OTHER SUBSIDIARIES:

Name                                                   Jurisdiction of
Incorporation/Organization

Black Cherry Limited Liability Company                 Colorado
JDN Realty AL, Inc.                                    Alabama
JDN Realty Corporation, GP, Inc.                       Delaware
Georgia Finance Association                            Delaware
JDN West Allis Associates Limited Partnership          Georgia
JDN Real Estate-McDonough, L.P.                        Georgia

                                                                  Schedule 4.14

                             Environmental Matters


The Borrower discloses the existence of a remediation agreement (relating to a leaking, underground storage tank) entered into between the State of Georgia and the owner of the Stop 'n' Go site adjacent to the QuikTrip parcel located at the Borrower's Lawrenceville Property.

                                                                  Schedule 5.16



                           Existing Loans and Advance


Borrower Name/                  Lender               Loan           Repayment              Purpose / Security / Description
Relation to JDN              (JDN entity)           Balance         Schedule,
(Exact Namestyle)                                                   Maturity
-------------------------------------------------------------------------------------------------------------------------------
Argus Properties, LLC (1)        JDN                $206,574      Balance due at          Line of credit Secured by Fees and
                             Development                        Maturity of 5/5/00                 Commissions
Unrelated to JDN            Company, Inc.



Denver Urban Renewal         Black Cherry,           771,135      Balance due at              Improvements to surrounding
Authority                         LLC                          Maturity of 7/12/01           infrastructure secured by tax
                                                                                                 increment financing
Unrelated to JDN



Development Authority        JDN Realty            1,342,673      Balance due at          Water and Sewage Revenue Bonds
of Forsyth County            Corporation                        Maturity of 1/1/17

Unrelated to JDN



Duck Creek, LLC              JDN Realty            8,000,000      Balance due at          Loan Secured by Property
                             Corporation                        Maturity of 5/1/02
JDN Development
Company, Inc. Owns
50%



Barry E. Dotson and              JDN                 549,958      Balance due at          Line of credit Secured by Fees and
Robert A. Martin (2)        Development                         Maturity of 4/3/00                  Commissions
                            Company, Inc
Unrelated to JDN



Riverbend LLP                    JDN               3,075,791      Balance due at          First Mortgage on Property
                             Development                       Maturity of 9/21/00
Unrelated to JDN            Company, Inc
                                                 -----------
Total                                            $13,946,131




(1)      NOTE IS BEING AMENDED TO EXTEND MATURITY DATE TO 12/31/00.

(2)      NOTE IS BEING AMENDED TO EXTEND MATURITY DATE TO 12/31/00.

                                                                  Schedule 5.17

Existing Investments (16)
As of March 31, 2000


     Existing Investments as of                                                March 31, 2000
     --------------------------                                                --------------

     Duck Creek, LLC                                                          $         918,658

     Investment JDN/Zaremba                                                   $         957,516

     Metro Station, LLC                                                       $       4,604,217

     Pecan Park, LLC                                                          $       3,463,747

     Hampton Roads Association, LLC                                           $         600,325

     Pepperell Corners, L.P.                                                  $          91,361

                                                                              -----------------
     Investments Total                                                        $      10,635,824

---------------
(16)       Exclude Subsidiaries, which are set forth on Schedule 4.08.

JDN Realty
                                                                  Schedule 5.22

Existing Guarantees as of March 31, 2000


       Guarantor                      Borrower           Beneficiary/Instrument/Project         Amount of Guarantee      Maturity
-----------------------------------------------------------------------------------------------------------------------------------
JDN Realty Corporation             Metro Station, LLC    Metro Station, MS Land                     $  2,579,584         14-Nov-00
JDN Realty Corporation             JDN Development       Canton, GA Wal-Mart                        $  9,238,311         24-Sep-00
                                   Company, Inc.
JDN Realty Corporation             JDN Development       Warner Robins, GA Lowe's                   $  6,999,049          1-Sep-00
                                   Company, Inc.
Sub-Total                                                                                           $ 18,816,944



Currently Outstanding Letters
of Credit
-----------------------------
JDN Development Company, Inc.      N/A                   Lexington Fayette County Urban             $     62,862         20-Nov-00
                                                         Government
JDN Development Company, Inc.      N/A                   City of Franklin, TN                       $    274,000         12-Jun-00
JDN Development Company, Inc.      N/A                   City of Franklin, TN                       $     18,000         16-Jun-00
JDN Development Company, Inc.      N/A                   City of Franklin, TN                       $    266,000         15-Sep-00
JDN Development Company, Inc.      N/A                   City of Franklin, TN                       $     40,000         17-Nov-00
JDN Development Company, Inc.      N/A                   Town of Parker, CO                         $  2,006,808         25-Jun-00
JDN Development Company, Inc.      N/A                   Parker, CO Water and Sanitation District   $    357,307         16-Sep-01
JDN Development Company, Inc.      N/A                   Upper Macungie Township Authority          $    170,004          2-Dec-00
JDN Development Company, Inc.      N/A                   Lehigh County Authority                    $    202,869          5-Nov-00
                                                                                                    ------------

Subtotal                                                                                            $  3,397.850

Grand Total                                                                                         $ 22,214,794
                                                                                                    ============